Exhibit 99.5


             Report of Independent Registered Public Accounting Firm





To the Board of Directors and
Shareholders of Leucadia National Corporation



In our opinion, based on our audits and the report of other auditors, the consolidated financial statements listed on page 2 of this Current Report on Form 8-K, present fairly, in all material respects, the financial position of Leucadia National Corporation and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed on page 2 of this Current Report on Form 8-K, present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We did not audit the financial statements of WilTel, for the period from January 1, 2003 through November 5, 2003. For this period, WilTel was accounted for on the equity method and from January 1, 2003 through November 5, 2003 had a net loss of approximately $109,000,000, of which the Company's 47.4% share was approximately $52,000,000. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for WilTel, is based on the report of the other auditors. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.





/s/ PricewaterhouseCoopers LLP

New York, New York
March 9, 2004, except for Note 24 as to which the date is January 10, 2005

            Report of Independent Registered Public Accounting Firm

The Stockholder
WilTel Communications Group, Inc.

We have audited the accompanying consolidated balance sheets of WilTel Communications Group, Inc., as of November 5, 2003 and December 31, 2002 (Successor Company), and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the period from January 1, 2003 to November 5, 2003 (Successor Company), the period from November 1, 2002 to December 31, 2002 (Successor Company), the period from January 1, 2002 to October 31, 2002 and year ended December 31, 2001 (Predecessor Company). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WilTel Communications Group, Inc. at November 5, 2003 and December 31, 2002 (Successor Company), and the consolidated results of its operations and its cash flows for the period from January 1, 2003 to November 5, 2003 (Successor Company), the period from November 1, 2002 to December 31, 2002 (Successor Company), the period from January 1, 2002 to October 31, 2002 and year ended December 31, 2001 (Predecessor Company), in conformity with U.S. generally accepted accounting principles.


                                              / s / Ernst & Young LLP

Tulsa, Oklahoma
February 20, 2004

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2003 and 2002
(Dollars in thousands, except par value)

                                                                                            2003                        2002
                                                                                            ----                        ----
ASSETS
------
Current assets:
   Cash and cash equivalents                                                          $     214,390               $     418,600
   Investments                                                                              714,363                     185,196
   Trade, notes and other receivables, net                                                  372,104                     114,579
   Prepaids and other current assets                                                         49,506                      22,476
                                                                                      -------------               -------------
        Total current assets                                                              1,350,363                     740,851
Non-current investments                                                                     673,742                     439,675
Notes and other receivables, net                                                            193,459                     292,843
Other assets                                                                                298,589                     164,570
Property, equipment and leasehold improvements, net                                       1,450,099                     166,207
Investments in associated companies:
   WilTel Communications Group, Inc.                                                           -                        340,551
   Other associated companies                                                               430,912                     397,081
                                                                                      -------------               -------------

             Total                                                                    $   4,397,164               $   2,541,778
                                                                                      =============               =============

LIABILITIES
-----------
Current liabilities:
   Trade payables and expense accruals                                                $     377,473               $      75,770
   Deferred revenue                                                                          47,311                        -
   Other current liabilities                                                                 89,390                      15,436
   Customer banking deposits due within one year                                            103,331                     283,613
   Long-term debt due within one year                                                        23,956                       3,647
   Income taxes payable                                                                      15,867                      38,231
                                                                                      -------------               -------------
        Total current liabilities                                                           657,328                     416,697
Long-term deferred revenue                                                                  156,582                        -
Other non-current liabilities                                                               234,446                     126,774
Non-current customer banking deposits                                                        42,201                     109,291
Long-term debt                                                                            1,154,878                     229,426
Deferred tax liability                                                                         -                         16,556
                                                                                      -------------               -------------
        Total liabilities                                                                 2,245,435                     898,744
                                                                                      -------------               -------------

Commitments and contingencies

Minority interest                                                                            17,568                      10,309
                                                                                      -------------               -------------

Company-obligated mandatorily redeemable preferred securities of
   subsidiary trust holding solely subordinated debt securities of the Company                 -                         98,200
                                                                                      -------------               -------------

SHAREHOLDERS' EQUITY
--------------------
Series A Non-Voting Convertible Preferred Stock                                                -                         47,507
Common shares, par value $1 per share, authorized 150,000,000 shares;
   106,235,253 and 87,402,858 shares issued and outstanding, after deducting
   42,399,597 and 54,902,177 shares held in treasury                                        106,235                      87,403
Additional paid-in capital                                                                  577,863                     125,126
Accumulated other comprehensive income                                                      152,251                      56,025
Retained earnings                                                                         1,297,812                   1,218,464
                                                                                      -------------               -------------
        Total shareholders' equity                                                        2,134,161                   1,534,525
                                                                                      -------------               -------------

             Total                                                                    $   4,397,164               $   2,541,778
                                                                                      =============               =============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2003, 2002 and 2001
(In thousands, except per share amounts)

                                                                                        2003              2002             2001
                                                                                        ----              ----             ----
REVENUES:
---------
   Telecommunications                                                               $   231,930      $       -          $     -
   Healthcare                                                                            71,039              -                -
   Manufacturing                                                                         53,327          50,744            53,667
   Finance                                                                               55,091          87,812           113,422
   Investment and other income                                                          131,006         136,194           174,054
   Net securities gains (losses)                                                          9,953         (37,066)           28,450
                                                                                    ------------    ------------       -----------
                                                                                        552,346         237,684           369,593
                                                                                    ------------    ------------       -----------
EXPENSES:
---------
   Cost of sales:
      Telecommunications                                                                167,653              -                 -
      Healthcare                                                                         61,280              -                 -
      Manufacturing                                                                      38,998          33,963            36,803
   Interest                                                                              43,002          32,975            47,169
   Salaries                                                                              58,394          41,814            42,611
   Depreciation and amortization                                                         57,902          16,581            16,585
   Selling, general and other expenses                                                  159,122         154,297           154,310
                                                                                    ------------    ------------       -----------
                                                                                        586,351         279,630           297,478
                                                                                    ------------    ------------       -----------
   Income (loss) from continuing operations before income taxes, minority expense of trust preferred securities and equity in income (losses) of
     associated companies                                                               (34,005)        (41,946)           72,115
                                                                                    ------------    ------------       -----------
Income tax (benefit) provision:
   Current                                                                              (20,480)       (117,008)           29,993
   Deferred                                                                             (23,750)        (28,048)          (41,703)
                                                                                    ------------    ------------       -----------
                                                                                        (44,230)       (145,056)          (11,710)
                                                                                    ------------    ------------       -----------
   Income from continuing operations before minority expense of trust preferred securities and equity in income (losses) of associated
      companies                                                                          10,225         103,110            83,825
Minority expense of trust preferred securities, net of taxes                             (2,761)         (5,521)           (5,521)
Equity in income (losses) of associated companies, net of taxes                          76,947          54,712           (15,974)
                                                                                    ------------    ------------       -----------
   Income from continuing operations                                                     84,411         152,301            62,330
Income (loss) from discontinued operations, net of taxes                                  5,145           4,810           (39,144)
Gain (loss) on disposal of discontinued operations, net of taxes                          7,498           4,512           (31,105)
                                                                                    ------------    ------------       -----------
    Income (loss) before cumulative effect of a change in accounting principle           97,054         161,623            (7,919)
Cumulative effect of a change in accounting principle                                       -               -                 411
                                                                                    ------------    ------------       -----------

             Net income (loss)                                                      $    97,054     $   161,623        $   (7,508)
                                                                                    ============    ============       ===========

Basic earnings (loss) per common share:
   Income from continuing operations                                                      $ .92          $ 1.85            $  .75
   Income (loss) from discontinued operations                                               .06             .04              (.47)
   Gain (loss) on disposal of discontinued operations                                       .08             .05              (.38)
   Cumulative effect of a change in accounting principle                                     -                -               .01
                                                                                    ------------    ------------       -----------

             Net income (loss)                                                            $1.06          $ 1.94            $ (.09)
                                                                                    ============    ============       ===========

Diluted earnings (loss) per common share:
   Income from continuing operations                                                      $ .91          $ 1.83            $  .75
   Income (loss) from discontinued operations                                               .06             .04              (.47)
   Gain (loss) on disposal of discontinued operations                                       .08             .05              (.38)
   Cumulative effect of a change in accounting principle                                     -               -                .01
                                                                                    ------------    ------------       -----------

             Net income (loss)                                                            $1.05          $ 1.92            $ (.09)
                                                                                    ============    ============       ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003, 2002 and 2001
(In thousands)

                                                                                          2003             2002             2001
                                                                                          ----             ----             ----
Net cash flows from operating activities:
-----------------------------------------
Net income (loss)                                                                  $      97,054    $     161,623    $     (7,508)
Adjustments to reconcile net income (loss) to net cash provided by (used for)
  operations:
  Cumulative effect of a change in accounting principle                                      -                -              (411)
  Deferred income tax benefit                                                            (23,847)         (28,048)        (35,291)
  Depreciation and amortization of property, equipment and leasehold improvements         65,723           21,624          21,551
  Other amortization (primarily related to investments)                                   (4,624)          (5,427)        (18,183)
  Provision for doubtful accounts                                                         20,098           36,248          43,263
  Net securities (gains) losses                                                           (9,953)          37,066         (28,450)
  Equity in (income) losses of associated companies                                      (76,947)         (54,712)         15,974
  Distributions from associated companies                                                 25,359           43,807         123,871
  Gain on disposal of real estate, property and equipment, and other assets              (23,429)         (35,051)        (48,407)
  (Gain) loss on disposal of discontinued operations                                      (7,498)          (4,512)         31,105
  Investments classified as trading, net                                                  (8,133)          48,990          (6,675)
  Net change in:
   Trade, notes and other receivables                                                    (18,306)          10,681             574
   Prepaids and other assets                                                             (10,687)          (1,021)         (3,055)
   Trade payables and expense accruals                                                   (10,996)          11,936         (34,940)
   Other liabilities                                                                     (18,931)          (4,243)         (1,925)
   Deferred revenue                                                                        2,045              -               -
   Income taxes payable                                                                  (14,276)        (137,327)        (13,180)
  Other                                                                                   (3,158)           2,934           6,941
  Net change in net assets of discontinued operations                                     (3,994)          (5,384)         63,982
                                                                                   --------------   --------------  --------------

   Net cash provided by (used for) operating activities                                  (24,500)          99,184         109,236
                                                                                   --------------   --------------  --------------

Net cash flows from investing activities:
----------------------------------------
Acquisition of property, equipment and leasehold improvements                            (84,665)         (17,106)        (13,543)
Acquisition of and capital expenditures for real estate investments                      (67,925)         (20,748)        (38,377)
Proceeds from disposals of real estate, property and equipment, and other assets         111,134          108,146         187,629
Increase in cash related to acquisition of WilTel, Symphony and WebLink,
   net of cash invested                                                                  114,524              -               -
Proceeds from disposal of discontinued operations, net of expenses                           -             66,241             -
Reduction in cash related to sale of subsidiary, net of cash proceeds from sale           (4,466)         (18,979)            -
Advances on loan receivables                                                              (2,981)         (81,650)       (262,388)
Principal collections on loan receivables                                                138,259          174,718         186,626
Advances on notes receivables                                                             (2,279)          (2,390)         (9,593)
Collections on notes receivables                                                          14,176            4,373          39,790
Investments in associated companies                                                      (22,350)        (375,307)       (186,782)
Capital distributions from associated companies                                            7,174              -               -
Purchases of investments (other than short-term)                                      (1,655,294)      (1,143,361)     (1,014,015)
Proceeds from maturities of investments                                                  555,148          657,487         696,340
Proceeds from sales of investments                                                       683,752          548,249         201,840
                                                                                   --------------   --------------  --------------

   Net cash used for investing activities                                               (215,793)        (100,327)       (212,473)
                                                                                   --------------   --------------  --------------
                                                                                                      (continued)




                     The accompanying notes are an integral
                part of these consolidated financial statements.

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
For the years ended December 31, 2003, 2002 and 2001
(In thousands)

                                                                                        2003            2002             2001
                                                                                        ----            ----             ----
Net cash flows from financing activities:
-----------------------------------------
Net change in customer banking deposits                                            $  (245,845)     $   (82,351)     $   (45,928)
Issuance of long-term debt, net of issuance costs                                      304,509            6,145           71,496
Reduction of long-term debt                                                             (7,002)         (13,265)         (10,555)
Issuance of convertible preferred shares                                                    -            47,507              -
Issuance of common shares                                                                1,293          102,535              517
Purchase of common shares for treasury                                                     (61)            (115)             (45)
Dividends paid                                                                         (17,706)         (13,841)         (13,829)
                                                                                   ------------     ------------     ------------

   Net cash provided by financing activities                                            35,188           46,615            1,656
                                                                                   ------------     ------------     ------------

Effect of foreign exchange rate changes on cash                                            895              (94)            (564)
                                                                                   ------------     ------------     ------------

   Net increase (decrease) in cash and cash equivalents                               (204,210)          45,378         (102,145)
Cash and cash equivalents at January 1,                                                418,600          373,222          475,367
                                                                                   ------------     ------------     ------------

Cash and cash equivalents at December 31,                                          $   214,390      $   418,600      $   373,222
                                                                                   ============     ============     ============

Supplemental disclosures of cash flow information:
-------------------------------------------------
Cash paid during the year for:
   Interest                                                                         $   40,856       $   34,681       $   51,232
   Income tax payments (refunds), net                                               $   (5,098)      $   17,314       $   11,885

Non-cash investing activities:
-----------------------------
Common stock issued for acquisition of WilTel Communications Group, Inc.            $  422,830      $       -        $       -



                     The accompanying notes are an integral
                part of these consolidated financial statements.

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
For the years ended December 31, 2003, 2002 and 2001
(In thousands, except par value and per share amounts)

                                                      Series A
                                                     Non-Voting    Common                  Accumulated
                                                     Convertible   Shares      Additional     Other
                                                      Preferred    $1 Par      Paid-In     Comprehensive    Retained
                                                        Stock      Value       Capital     Income (Loss)    Earnings        Total
                                                    -----------  ----------- ------------- -------------    --------        -----

BALANCE, JANUARY 1, 2001                           $       -     $  82,945     $   26,692   $    2,585    $ 1,092,019   $ 1,204,241
                                                                                                                        ------------
Comprehensive income:
   Net change in unrealized gain (loss)
      on investments, net of taxes of $9,537                                                    17,850                       17,850
   Net change in unrealized foreign exchange
      gain (loss), net of taxes of $882                                                         (5,366)                      (5,366)
   Net change in unrealized gain (loss) on
      derivative  instruments (including the
      cumulative effect of a change in accounting
      principle of  $1,371), net of taxes of $219                                                 (407)                        (407)
   Net loss                                                                                                    (7,508)       (7,508)
                                                                                                                        ------------
      Comprehensive income                                                                                                    4,569
                                                                                                                        ------------
Exercise of options to purchase common shares                           34            483                                       517
Purchase of stock for treasury                                          (2)           (43)                                      (45)
Dividends ($.17 per common share)                                                                             (13,829)      (13,829)
                                                  ------------ ------------   ------------ ------------   ------------  ------------

BALANCE, DECEMBER 31, 2001                                 -        82,977         27,132       14,662      1,070,682     1,195,453
                                                                                                                        ------------
Comprehensive income:
   Net change in unrealized gain (loss)
      on investments, net of taxes of $14,215                                                   26,331                       26,331
   Net change in unrealized foreign exchange
      gain (loss), net of taxes of $1,691                                                       16,375                       16,375
   Net change in unrealized gain (loss) on
      derivative instruments, net of taxes of $724                                              (1,343)                      (1,343)
   Net income                                                                                                 161,623       161,623
                                                                                                                        ------------
      Comprehensive income                                                                                                  202,986
                                                                                                                        ------------
Issuance of convertible preferred shares                47,507                                                               47,507
Issuance of common shares                                            4,361         97,132                                   101,493
Exercise of options to purchase common shares                           69            973                                     1,042
Purchase of stock for treasury                                          (4)          (111)                                     (115)
Dividends ($.17 per common share)                                                                             (13,841)      (13,841)
                                                  ------------ ------------   ------------ ------------   ------------  ------------

BALANCE, DECEMBER 31, 2002                              47,507      87,403        125,126       56,025      1,218,464     1,534,525
                                                                                                                        ------------
Comprehensive income:
   Net change in unrealized gain (loss)
      on investments, net of taxes of $55,738                                                  103,776                      103,776
   Net change in unrealized foreign exchange
      gain (loss), net of taxes of $701                                                          7,739                        7,739
   Net change in unrealized gain (loss) on
      derivative instruments, net of taxes of $888                                              (1,650)                      (1,650)
   Net change in minimum pension liability,
      net of taxes of $7,345                                                                   (13,639)                     (13,639)
   Net income                                                                                                  97,054        97,054
                                                                                                                        ------------
      Comprehensive income                                                                                                  193,280
                                                                                                                        ------------
Issuance of common shares on acquisition of
   WilTel Communications Group, Inc.                                16,735        406,095                                   422,830
Conversion of convertible preferred shares into
    common shares                                      (47,507)      2,022         45,485                                        -
Exercise of options to purchase common shares                           79          1,214                                     1,293
Purchase of stock for treasury                                          (4)           (57)                                      (61)
Dividends ($.17 per common share)                                                                             (17,706)      (17,706)
                                                  ------------ ------------   ------------ ------------   ------------  ------------

BALANCE, DECEMBER 31, 2003                           $     -     $ 106,235     $  577,863   $  152,251    $ 1,297,812   $ 2,134,161
                                                  ============ ============   ============ ============   ============  ============

                     The accompanying notes are an integral
                part of these consolidated financial statements.

LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Operations:
   --------------------

The Company is a diversified holding company engaged in a variety of businesses, including telecommunications, healthcare services, banking and lending, manufacturing, real estate activities, winery operations, and property and casualty reinsurance, principally in markets in the United States, and development of a copper mine in Spain.

The Company's telecommunications operations are conducted through WilTel Communications Group, Inc. ("WilTel"), which owns or leases and operates a nationwide inter-city fiber-optic network providing Internet, data, voice and video services to companies that use high-capacity and high-speed telecommunications in their businesses. WilTel has also built a fiber-optic network within certain cities in the U.S. and has the ability to connect to networks outside the U.S. WilTel operates in two segments, Network and Vyvx.

The Company's healthcare services operations primarily provide contract therapy, long-term care consulting and temporary staffing to skilled nursing facilities, hospitals, sub-acute care centers, assisted living facilities, schools, and other healthcare providers. Healthcare services are provided by subsidiaries of Symphony Health Services, LLC ("Symphony").

The Company's banking and lending operations have historically consisted of making instalment loans to niche markets primarily funded by customer banking deposits insured by the Federal Deposit Insurance Corporation ("FDIC"); the principal lending activities have consisted of providing collateralized personal automobile loans to individuals with poor credit histories. However, as a result of increased loss experience and declining profitability in its auto lending program, the Company stopped originating new subprime automobile loans in September 2001 and ceased originating all other consumer loans in January 2003. The Company is in the process of liquidating this business.

The Company's manufacturing operations manufacture and market lightweight plastic netting used for a variety of purposes including, among other things, building and construction, erosion control, agriculture, packaging, carpet padding, filtration and consumer products. In addition to its domestic operations, the manufacturing segment owns and operates a manufacturing and sales facility in Belgium.

The Company's domestic real estate operations include a mixture of commercial properties, residential land development projects and other unimproved land, all in various stages of development and all available for sale.

The Company's winery operations consist of two wineries, Pine Ridge Winery in Napa Valley, California and Archery Summit in the Willamette Valley of Oregon, which primarily produce and sell wines in the luxury segment of the premium table wine market.

The Company's copper mine development operations consist of its 72.5% interest in MK Gold Company ("MK Gold"), a company that is traded on the NASD OTC Bulletin Board (Symbol: MKAU).

2. Significant Accounting Policies:
   -------------------------------

(a) Critical Accounting Estimates: The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires the Company to make estimates and assumptions that affect the reported amounts in the financial statements and disclosures of contingent assets and liabilities. On an on-going basis, the Company evaluates all of these estimates and assumptions. The following areas have been identified as critical accounting estimates because they have the potential to have a material impact on the Company's financial statements, and because they are based on assumptions which are used in the accounting records to reflect, at a specific point in time, events whose ultimate outcome won't be known until a later date. Actual results could differ from these estimates.

   -------------------------------

Loan Loss Reserves - The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance for loan losses is an amount that the Company believes will be adequate to absorb probable losses inherent in its portfolio based on the Company's evaluations of the collectibility of loans as of the balance sheet date. Factors considered by the Company include prior loan loss experience, current economic trends, aging of the loan portfolio and collateral value. The amount recorded for the allowance for loan losses results from numerous judgments and assumptions that are made to estimate actual loan loss experience in the future.

Income Taxes - The Company records a valuation allowance to reduce its deferred taxes to the amount that is more likely than not to be realized. Historically, if the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment would increase income in such period. Similarly, if the Company were to determine that it would not be able to realize all or part of its net deferred taxes in the future, an adjustment would be charged to income in such period. The Company also records reserves for contingent tax liabilities related to potential exposure.

Subsequent to the acquisition of all of the outstanding common stock of WilTel in November 2003, WilTel became a member of the Company's consolidated tax return. WilTel has significant net operating loss carryforwards (NOLs) and other tax attributes, some of which are available to reduce the future taxable income of other members of the Company's consolidated federal tax return. Except for the recognition of WilTel's deferred federal income tax assets in an amount equal to the Company's current and deferred federal income tax liabilities as of the date of acquisition (see allocation of the purchase price in Note 3), the Company has recorded a full valuation allowance with respect to WilTel's net deferred tax assets.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on management's estimate of undiscounted future cash flows attributable to the assets as compared to the carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by estimating the fair value for the assets and recording a provision for loss if the carrying value is greater than fair value.

As of December 31, 2003, the carrying amount of the Company's investment in the mineral rights and mining properties of MK Gold was approximately $74,600,000. The recoverability of this asset is entirely dependent upon the success of MK Gold's mining project at the Las Cruces copper deposit in the Pyrite Belt of Spain. Mining will be subject to obtaining required permits, obtaining both debt and equity financing for the project, engineering and construction. The amount of financing that can be obtained for the project and its related cost will be significantly affected by the assessment of potential lenders of the current and expected future market price of copper. In addition, the actual price of copper, the operating cost of the mine and the capital cost to bring the mine into production will affect the recoverability of this asset. Based on the current status of the project and MK Gold's estimate of future financing costs and future cash flows, the Company believes the carrying amount of its investment is recoverable.

As of December 31, 2003, the carrying amount of the Company's investment in its manufacturing facility located in Belgium was approximately $18,100,000. The Belgium facility, which became operational in the third quarter of 2001, has not yet achieved the level of revenues and profitability originally expected by the Company, primarily due to the segment's loss of a major multi-national customer and insufficient demand from other customers. During 2004, a new general manager was hired at the facility, and the Company expects that new management's development and implementation of marketing and sales initiatives should significantly improve profitability. Based on the current business plan, which includes a budget for 2004 and estimates of revenue growth thereafter, the Company believes that its investment in the Belgium facility is recoverable. However, the operation has remained in the start up phase for at least a year longer than anticipated, and if profitability improvement is not achieved, the carrying amount of the facility is likely to be impaired.

   -------------------------------

Acquisition of WilTel - Under GAAP, the Company's acquisition of WilTel is treated as a step acquisition. On each occasion that the Company acquired WilTel's common stock, it recorded its investment in WilTel's underlying assets and liabilities at their fair value, but the adjustment to fair values is made only to the extent of the percentage of WilTel stock acquired at the time. The Company utilized independent appraisals, principally for property and equipment and identifiable intangible assets, actuarial calculations for employee benefit obligations, market quotes, discounted cash flow techniques and comparable sales information to determine the fair values of assets and liabilities acquired for each purchase. Significant judgments were made to estimate fair values of certain liabilities, including liabilities for unfavorable contracts and deferred revenue, many of which require an estimate of future events. Since the aggregate fair values of the net assets acquired exceeded the purchase price, GAAP required that the excess be applied to reduce the initial fair values of certain non-current assets on a pro rata basis.

 (b) Consolidation Policy: The consolidated financial statements include the accounts of the Company and all majority-owned entities except for those in which control does not rest with the Company due to the significant participating or controlling rights of other parties. All intercompany transactions and balances are eliminated in consolidation.

Associated companies are investments in equity interests of entities that the Company does not control and that are accounted for on the equity method of accounting.

Certain amounts for prior periods have been reclassified to be consistent with the 2003 presentation.

(c) Cash Equivalents: The Company considers short-term investments, which have maturities of less than three months at the time of acquisition, to be cash equivalents. Cash and cash equivalents include short-term investments of $79,100,000 and $267,900,000 at December 31, 2003 and 2002, respectively.

(d) Investments: At acquisition, marketable debt and equity securities are designated as either i) held to maturity, which are carried at amortized cost,
ii) trading, which are carried at estimated fair value with unrealized gains and losses reflected in results of operations, or iii) available for sale, which are carried at estimated fair value with unrealized gains and losses reflected as a separate component of shareholders' equity, net of taxes.

Held to maturity investments are made with the intention of holding such securities to maturity, which the Company has the ability to do. Estimated fair values are principally based on quoted market prices.

Investments with an impairment in value considered to be other than temporary are written down to estimated fair value. The writedowns are included in "Net securities gains (losses)" in the Consolidated Statements of Operations. The cost of securities sold is based on average cost.

 (e) Property, Equipment and Leasehold Improvements: Property, equipment and leasehold improvements are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets or, if less, the term of the underlying lease.

(f) Revenue Recognition:

Telecommunications: Capacity, transmission, video services and other telecommunications services revenues are recognized monthly as the services are provided or revenues are earned. If at the time services are rendered, collection is not reasonably assured either due to credit risk, the potential for billing disputes or other reasons, revenue is not recognized until such contingencies are resolved. Amounts billed in advance of the service month are recorded as deferred revenue. Revenues that have been deferred for long-term telecommunications service contracts are amortized using the straight-line method over the life of the related contract. The Company

   -------------------------------

classifies as current the amount of deferred revenue that will be recognized into revenue over the next twelve months.

Grants of indefeasible rights of use ("IRUs") of constructed but unlit fiber, or dark fiber, in exchange for cash, are accounted for as operating leases, and the cash received is recognized as revenue over the term of the IRU. The Company is obligated under dark fiber IRUs and other capacity agreements to maintain its network in efficient working order and in accordance with industry standards. Customers are obligated for the term of the agreement to pay monthly fees for operating and maintenance costs. The Company recognizes these monthly fees as revenue as services are provided.

Telecommunications cost of sales include leased capacity, right of way costs, access and egress charges, other third party circuit costs, satellite transponder lease costs, and package delivery costs and blank tape media costs related to advertising distribution services. WilTel does not defer installation costs.

Prior to the Company's acquisition, WilTel had entered into transactions such as buying, selling, swapping and/or exchanging capacity, conduit and fiber to complete and compliment its network. Depending upon the terms of the agreement, certain transactions were accounted for as pure asset swaps with no revenue and no cost recognition while certain transactions were accounted for as both revenue and cost over the corresponding length of time for each agreement. If the exchange was not essentially the culmination of an earning process, accounting for an exchange of a nonmonetary asset was based on the recorded amount of the nonmonetary asset relinquished, and therefore no revenue and cost was recorded. Payments received for the installation of conduit under joint build construction contracts were generally recorded as a recovery of the applicable construction costs. Revenues under multiple element contracts were recognized based on the respective fair values of each individual element within the multiple element contract. Revenues from conduit and duct sales were recognized at time of delivery and acceptance and when all significant contractual obligations have been satisfied and collection is reasonably assured. While WilTel applied the accounting policies described in this paragraph to transactions prior to the Company's acquisition of WilTel in 2003, WilTel has had no material transactions of the type described in this paragraph subsequent to its acquisition by the Company.

Other: Healthcare revenues are recognized when the services are provided. Revenue from loans made by the banking and lending operations is recognized over the term of the loan to provide a constant yield on the daily principal balance outstanding. Manufacturing revenues are recognized when title passes, which is generally upon shipment of goods. Revenue from the sale of real estate is recognized when title passes.

 (g) Income Taxes: The Company provides for income taxes using the liability method. The future benefit of certain tax loss carryforwards and future deductions is recorded as an asset. A valuation allowance is provided if deferred tax assets are not considered to be more likely than not to be realized.

 (h) Derivative Financial Instruments: On January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended ("SFAS 133"). Under SFAS 133, the Company reflects its derivative financial instruments in its balance sheet at fair value. The Company has utilized derivative financial instruments to manage the impact of changes in interest rates on its customer banking deposits and certain debt obligations, hedge net investments in foreign subsidiaries and manage foreign currency risk on certain available for sale securities. Although the Company believes that these derivative financial instruments are practical economic hedges of the Company's risks, except for the hedge of the net investment in foreign subsidiaries, they do not meet the effectiveness criteria under SFAS 133, and therefore are not accounted for as hedges.

   -------------------------------

In accordance with the transition provisions of SFAS 133, the Company recorded income from a cumulative effect of a change in accounting principle of $411,000, net of taxes, in results of operations for the year ended December 31, 2001 and recorded a loss of $1,371,000, net of taxes, as a cumulative effect of a change in accounting principle in accumulated other comprehensive income. No transition adjustment remained at December 31, 2003. Amounts recorded as income (charges) to investment and other income as a result of accounting for its derivative financial instruments in accordance with SFAS 133 were $3,500,000, $(1,700,000) and $(2,300,000) for the years ended December 31, 2003, 2002 and 2001, respectively. Net unrealized losses on derivative instruments were $3,400,000 and $1,800,000 at December 31, 2003 and 2002, respectively.

(i) Translation of Foreign Currency: Foreign currency denominated investments and financial statements are translated into U.S. dollars at current exchange rates, except that revenues and expenses are translated at average exchange rates during each reporting period; resulting translation adjustments are reported as a component of shareholders' equity. Net foreign exchange gains were $2,500,000 for 2002 and not material for 2003 and 2001. Net unrealized foreign exchange gains (losses) were $7,500,000 and $(200,000) at December 31, 2003 and 2002, respectively.

(j) Stock-Based Compensation: Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), establishes a fair value method for accounting for stock-based compensation plans, either through recognition in the statements of operations or disclosure. As permitted, the Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized in the statements of operations for its stock-based compensation plans.

Had compensation cost for the Company's stock option plans been recorded in the statements of operations consistent with the provisions of SFAS 123, the Company would have recognized compensation cost of $800,000, $600,000 and $400,000 in 2003, 2002 and 2001, respectively.

(k) Recently Issued Accounting Standards: In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"), which is effective for financial instruments entered into and modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. As a result of the implementation of SFAS 150, the Company began classifying its $98,200,000 of trust issued preferred securities as liabilities beginning July 1, 2003, and classifies dividends accrued for these securities as interest expense. SFAS 150 does not permit restatement of prior period amounts to reflect the new classification.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), which addresses consolidation of variable interest entities, which are entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. In October 2003, the FASB deferred to the fourth quarter of 2003 from the third quarter the implementation date of FIN 46 with respect to variable interest entities in which a variable interest was acquired before February 1, 2003. In December 2003, the FASB issued a revision ("FIN 46R") to FIN 46 to clarify certain provisions and exempt certain entities from its requirements. In addition, FIN 46R deferred to the first quarter of 2004 application of its provisions to certain entities in which a variable interest was acquired prior to February 1, 2003. The Company does not expect that the implementation of FIN 46 and FIN 46R will have a material effect on its consolidated results of operations or financial condition.

   -------------------------------

In December 2003, the FASB issued Statement of Financial Accounting Standards No. 132 (revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS 132R"), which is effective for financial statements with fiscal years ending after December 15, 2003. The Company has adopted SFAS 132R, which requires additional disclosures for pension and postretirement benefit plans.

3. Acquisitions:
   ------------

In 2002, the Company completed the acquisition of 44% of the outstanding common stock of WilTel for an aggregate purchase price of $333,500,000, including expenses. The WilTel stock was acquired by the Company under the chapter 11 restructuring plan of Williams Communications Group, Inc., the predecessor of WilTel. In October 2002, in a private transaction, the Company purchased 1,700,000 shares of WilTel common stock, on a when issued basis, for $20,400,000. Together, these transactions resulted in the Company acquiring 47.4% of the outstanding common stock of WilTel during 2002.

In November 2003, the Company consummated an exchange offer and merger agreement pursuant to which all public WilTel stockholders received .6363 of a Leucadia common share for each share of WilTel common stock. Leucadia issued 16,734,690 of its common shares in exchange for all of the WilTel common stock that it didn't previously own. The merger agreement also provided that WilTel stockholders receive contingent sale rights which entitle WilTel stockholders to additional Leucadia common shares if the Company sells substantially all of WilTel's assets or outstanding shares of capital stock prior to October 15, 2004, or consummates such a sale at a later date if the sale agreement was entered into prior to August 21, 2004, and in either case the net proceeds exceed the valuation ascribed to WilTel's equity in the merger transaction. The 2003 acquisition was wholly unrelated to the initial acquisition in 2002; the Company's decision to acquire the remaining WilTel shares was based upon developments subsequent to the initial 2002 purchase.

The aggregate purchase price for the 2003 acquisition was approximately $425,300,000, consisting of $422,800,000 of Leucadia common shares and cash expenses of $2,500,000. The purchase price does not include any amounts related to the contingent sale rights, which would be accounted for as additional purchase price consideration if, and when, they result in the issuance of additional Leucadia common shares (up to an aggregate maximum of 16,500,000 additional Leucadia common shares). The execution of the merger agreement on August 21, 2003 created a measurement date for accounting purposes which is used to determine the per share value of the Leucadia common shares issued. The Company averaged the closing prices of its common shares for the five business day period commencing two business days before and ending two business days after the merger agreement was executed. That average, $25.27 per share, was used to calculate the aggregate value of the Leucadia common shares issued.

Following completion of the merger, the Company has consolidated the financial condition and results of operations of WilTel, and no longer accounts for its initial investment in WilTel under the equity method of accounting. The condensed WilTel balance sheet as of the date of acquisition is presented below. It reflects amounts for the acquisition of the WilTel common stock in 2003, and amounts for the acquisition of 47.4% of WilTel's common stock in 2002, all of which were determined based on the estimated fair value of the assets acquired and liabilities assumed as of the date of each acquisition. The carrying amount of the Company's initial 2002 cash investment in WilTel of $353,900,000, including expenses, has been subsequently reduced by $65,400,000, representing the Company's share of WilTel's losses under the equity method of accounting. The

   ------------

aggregate net investment in WilTel shown below of $713,800,000 consists of the carrying amount of the Company's equity investment in WilTel as of November 5, 2003 ($288,500,000) and the aggregate purchase price of the acquisition pursuant to the merger ($425,300,000). All amounts are in thousands.

                                                                     As of
                                                               November 6, 2003
                                                               ----------------
  Assets:
     Current assets:
       Cash and cash equivalents                               $        97,900
       Investments                                                      93,600
       Trade, notes and other receivables, net                         240,400
       Prepaids and other current assets                                62,200
                                                               ---------------
          Total current assets                                         494,100
     Non-current investments                                            30,100
     Property and equipment                                          1,240,300
     Intangible assets                                                  38,800
     Other assets                                                       38,800
                                                               ---------------
          Total assets                                               1,842,100
                                                               ---------------

  Liabilities:
     Current liabilities:
       Trade payables and expense accruals                             247,000
       Deferred revenue                                                 47,400
       Other current liabilities                                       121,700
       Long-term debt due within one year                                4,000
                                                               ---------------
          Total current liabilities                                    420,100
     Long-term deferred revenue                                        154,500
     Other non-current liabilities                                     138,100
     Long-term debt                                                    502,700
                                                               ---------------
          Total liabilities                                          1,215,400
                                                               ---------------
                                                                       626,700
  Allocation to consolidated deferred income taxes                      87,100
                                                               ---------------

          Net investment in WilTel                             $       713,800
                                                               ===============

Of the $38,800,000 of acquired intangible assets, $8,400,000 was related to Vyvx's tradename (with a weighted-average useful life of approximately fifteen years) and $30,400,000 was related to customer relationships (with a weighted-average useful life of approximately thirteen years), primarily Vyvx customers. See Note 8 for more information concerning intangible asset activity subsequent to the acquisition.

The Company has not completed all of the analyses and studies to finalize its allocation of the purchase price for the 2003 purchase. The Company expects to complete its allocation of the purchase price by the end of the third quarter of 2004, and any changes from its initial allocation could affect the values assigned to property and equipment, intangible assets and trade payables, expense accruals and other liabilities. However, the Company does not expect that the impact of these changes will be material.

   ------------

Unaudited pro forma operating results for the Company, assuming the acquisition of 100% of WilTel had occurred as of the beginning of each year presented below are as follows (in thousands, except per share amounts):


                                                                                       2003             2002
                                                                                       ----             ----

  Revenues                                                                       $  1,734,200      $  1,442,900
  Income (loss) before extraordinary items and cumulative effect of a
     change in accounting principles                                             $     75,400      $   (318,300)
  Net income (loss)                                                              $     75,400      $   (326,900)
  Per share:
     Basic                                                                              $ .71            $(3.26)
     Dilutive                                                                           $ .71            $(3.26)


Pro forma adjustments include an increase to 2003 depreciation expense of $3,100,000 related to the adjustment to fair value of property and equipment at acquisition, which fair value adjustment is assumed amortized over an average life of 15 years and, for the 2002 period, a reduction of $235,000,000 to WilTel's historical depreciation expense, as the historical carrying amount of WilTel's property and equipment as of January 1, 2002 was nearly $3.1 billion more than the amount allocated to property and equipment assumed in the pro forma financial statements. Accordingly, depreciation expense was substantially reduced on a pro forma basis since the actual depreciation expense recorded on a much larger asset would not have been recorded on a pro forma basis.

The pro forma adjustments for 2002 also include the reversal of certain statement of operations activity as a result of WilTel's emergence from bankruptcy, including the reversal of the gain recognized upon the discharge of WilTel's indebtedness ($4.3 billion), the reversal of the net charge recognized upon WilTel's application of fresh start accounting adjustments to the historical carrying amounts of its assets and liabilities ($2.1 billion) and the reversal of historical interest expense related to all debt that was converted to equity under WilTel's bankruptcy plan. For both periods, the pro forma adjustments included an adjustment to reduce the Company's historical federal income tax provision (2003 - $38,200,000 and 2002 - $12,900,000), as losses generated by WilTel reduced or eliminated the Company's historical income, and the reversal of the Company's recognition of its share of WilTel's losses under the equity method of accounting as a result of the pro forma consolidation.

The unaudited pro forma data for WilTel is not indicative of future results of operations or what would have resulted if the acquisitions had actually occurred as of the beginning of the periods presented. Unaudited pro forma data is not included for Symphony as the amounts were not material.

In September 2003, the Company acquired Symphony for approximately $36,700,000, including expenses, of which approximately $29,200,000 was provided by financing that is non-recourse to the Company but is fully collateralized by Symphony's assets. In addition, at acquisition, the lender provided an additional $5,000,000 of working capital financing to Symphony. The Company has consolidated Symphony's financial condition and results of operations since acquisition.

In September 2003, the Company acquired a 90% interest in 8 acres of unimproved land in Washington, D.C. for cash of $53,800,000. Immediately following the acquisition, mortgage financing of $15,000,000 was obtained, which is non-recourse to the Company, which reduced the net cash investment in the property to $38,800,000. Subsequent to the acquisition, the mortgage lender provided an additional $5,000,000 of such non-recourse financing, which further reduced the Company's net cash investment. The land is zoned for a minimum of 2,000,000 square feet of commercial office space, which the Company intends to develop in phases, once acceptable tenants or purchasers are identified.

   ------------

In December 2003, the Company purchased all of the debt obligations under the senior secured credit facility of ATX Communications, Inc. and certain of its affiliates ("ATX") for $25,000,000, and also entered into an amendment to the facility pursuant to which the Company agreed to refrain from exercising certain of its rights under the facility, subject to certain conditions. ATX is an integrated communications provider that offers local exchange carrier and inter-exchange carrier telephone, Internet, high-speed data and other communications services to business and residential customers in targeted markets throughout the Mid-Atlantic and Midwest regions of the United States. ATX is a public company traded on the NASD OTC Bulletin Board (Symbol: COMMQ).

Concurrently with the purchase of the facility and the execution of the amendment, the Company entered into a conversion agreement pursuant to which the Company agreed, upon the satisfaction of certain conditions, to convert the senior secured debt of ATX into 100% of the preferred stock (with a liquidation preference of $25,000,000) and 100% of the common stock of a reorganized ATX. As contemplated by these agreements, in January 2004 ATX commenced a voluntary chapter 11 case in order to reorganize its financial affairs. The reorganization of ATX and the implementation of the conversion agreement are subject to the approval of the bankruptcy court. Assuming the conversion agreement is implemented in its current form, the Company will consolidate ATX as of the date the reorganization is completed.

4. Investments in Associated Companies:
   -----------------------------------

The Company has investments in several Associated Companies. The amounts reflected as equity in income (losses) of associated companies in the consolidated statements of operations are net of income tax provisions (benefits) of $70,100,000, $36,700,000 and $(8,600,000) for the years ended
December 31, 2003, 2002 and 2001, respectively.

During 2000, the Company invested $100,000,000 in the equity of a limited liability company, Jefferies Partners Opportunity Fund II, LLC ("JPOF II"), that is a registered broker-dealer. JPOF II is managed by Jefferies & Company, Inc., a full service investment bank to middle market companies. JPOF II invests in high yield securities, special situation investments and distressed securities and provides trading services to its customers and clients. For the years ended December 31, 2003, 2002 and 2001, the Company recorded $14,800,000, $15,200,000 and $27,100,000, respectively, of pre-tax income from this investment under the equity method of accounting. These earnings were distributed by JPOF II as dividends shortly after the end of each year.

In December 2001, the Company invested $127,500,000 for an approximate 25% common stock interest in Olympus Re Holdings, Ltd. ("Olympus"), a newly formed Bermuda reinsurance company primarily engaged in the property excess, marine and aviation reinsurance business. In June 2003, the Company sold 567,574 common shares of Olympus back to Olympus for total proceeds of $79,500,000. The Company recognized a $1,500,000 gain on the sale which is reflected in other income for the year ended December 31, 2003. The shares were sold to Olympus as part of an issuer tender offer available to all of its shareholders. After completion of the tender, the Company's interest in Olympus declined from 25% to 16.1%. The Company will continue to account for this investment under the equity method of accounting based upon the Company's ability to exercise significant influence. For the years ended December 31, 2003 and 2002, the Company recorded $40,400,000 and $24,100,000, respectively, of pre-tax income from this investment under the equity method of accounting.

   -----------------------------------

In December 2001, the Company invested $50,000,000 in EagleRock Capital Partners
(QP), LP ("EagleRock"), a limited partnership that invests primarily in securities and other obligations of highly leveraged, distressed and out of favor companies. For the years ended December 31, 2003 and 2002, the Company recorded $49,900,000 of pre-tax income and $4,500,000 of pre-tax losses, respectively, from this investment under the equity method of accounting. The income reported by the partnership for 2003 results from both realized and unrealized gains in its portfolio, and no cash has been distributed by the partnership since its inception.

In October 2002, the Company sold one of its real estate subsidiaries, CDS Holding Corporation ("CDS"), to HomeFed Corporation ("HomeFed") for a purchase price of $25,000,000, consisting of $1,000,000 in cash and 2,474,226 shares of HomeFed's common stock, which represented approximately 30% of HomeFed's outstanding common stock. At December 31, 2003 and 2002, the deferred gain on this sale was $7,900,000 and $12,100,000, respectively, which is being recognized into income as CDS's principal asset, the real estate project known as San Elijo Hills, is developed and sold. For the year ended December 31, 2003, the Company recorded $16,200,000 of pre-tax income from this investment under the equity method of accounting. HomeFed is engaged, directly and through subsidiaries, in the investment in and development of residential real estate projects in the State of California. HomeFed is a publicly traded company listed on the NASD OTC Bulletin Board (Symbol: HOFD).

In November 2002, the Company sold its approximately 40% equity interest in certain thoroughbred racetrack businesses to a third party for net proceeds of $28,000,000. The sale resulted in a pre-tax gain of $14,300,000. As part of the transaction, the Company has an approximately 15% profits interest in a joint venture formed with the buyer of the businesses to pursue the potential development and management of gaming ventures in Maryland, including slot machines and video lottery terminals (if authorized by state law). The Company has no funding obligations for this joint venture.

The following table provides summarized data with respect to the Associated Companies accounted for on the equity method of accounting included in results of operations for the three years ended December 31, 2003, except for Berkadia LLC ("Berkadia") and WilTel which are separately summarized below. (Amounts are in thousands.)


                                                                        2003              2002
                                                                        ----              ----

  Assets                                                            $  2,062,300    $  1,597,700
  Liabilities                                                            812,600         584,800
                                                                    ------------    ------------
          Net assets                                                $  1,249,700    $  1,012,900
                                                                    ============    ============
  The Company's portion of the reported net assets                  $    411,900    $    387,600
                                                                    ============    ============

                                                                        2003              2002            2001
                                                                        ----              ----            ----

  Total revenues                                                    $    890,900    $    479,200       $   277,700
  Income from continuing operations before extraordinary items      $    374,700    $    133,400       $    79,900
  Net income                                                        $    374,700    $    136,600       $    96,700
  The Company's equity in net income                                $    119,900    $     39,200       $    45,800


The Company has not provided any guarantees, nor is it contingently liable for any of the liabilities reflected in the above table. All such liabilities are non-recourse to the Company. The Company's exposure to adverse events at the investee companies is limited to the book value of its net investment.

   -----------------------------------

In August 2001, Berkadia, an entity jointly owned by the Company and Berkshire Hathaway Inc., loaned $5,600,000,000 on a senior secured basis to FINOVA Capital Corporation (the "Berkadia Loan"), the principal operating subsidiary of The FINOVA Group Inc. ("FINOVA"), to facilitate a chapter 11 restructuring of the outstanding debt of FINOVA and its principal subsidiaries. Berkadia also received 61,020,581 newly issued shares of common stock of FINOVA (the "FNV Shares"), representing 50% of the stock of FINOVA outstanding on a fully diluted basis. The Berkadia Loan was collateralized by substantially all of the assets of FINOVA and its subsidiaries and guaranteed by FINOVA and substantially all of the subsidiaries of FINOVA and FINOVA Capital. Berkadia financed the Berkadia Loan with bank financing that was guaranteed, 90% by Berkshire Hathaway and 10% by the Company (with the Company's guarantee being secondarily guaranteed by Berkshire Hathaway), and that was also secured by Berkadia's pledge of the $5,600,000,000 five year senior secured promissory note from FINOVA Capital to Berkadia issued pursuant to the Berkadia Loan. As of December 31, 2003, principal payments had reduced the amount outstanding under the Berkadia Loan and Berkadia's financing to $525,000,000. In February 2004, FINOVA fully repaid the Berkadia Loan, and Berkadia fully repaid its bank financing, thereby eliminating the Company's guaranty.

During 2001, Berkadia was paid a $60,000,000 commitment fee by FINOVA Capital upon execution of the commitment, and a $60,000,000 funding fee upon funding of the Berkadia Loan. The Company's share of these fees, $60,000,000 in the aggregate, was distributed to the Company shortly after the fees were received. In addition, FINOVA Capital has reimbursed Berkadia, Berkshire Hathaway and the Company for all fees and expenses incurred in connection with Berkadia's financing of its funding obligation under the commitment. In connection with the funding commitment, in February 2001, FINOVA entered into a ten-year management agreement with the Company, for which the Company receives an annual fee of $8,000,000. The management agreement remains in effect subsequent to the repayment of the Berkadia Loan.

Under the agreement governing Berkadia, the Company and Berkshire Hathaway have agreed to equally share the commitment fee, funding fee and all management fees. All income related to the Berkadia Loan, after payment of financing costs, will be shared 90% to Berkshire Hathaway and 10% to the Company. For 2003, 2002 and 2001, the Company recorded income of $4,400,000, $6,600,000 and $3,900,000, respectively, representing 10% of the net interest spread on the Berkadia Loan and the net interest savings. All of this income has been distributed to the Company.

In August 2001, Berkadia transferred $5,540,000,000 in cash to FINOVA Capital, representing the $5,600,000,000 loan reduced by the funding fee of $60,000,000. As indicated above, in exchange for these funds, Berkadia received a $5,600,000,000 note from FINOVA Capital and the FNV Shares. Under GAAP, Berkadia was required to allocate the $5,540,000,000 cash transferred, reduced by the previously received $60,000,000 commitment fee, between its investment in the Berkadia Loan and the FNV Shares, based upon the relative fair values of the securities received. Further, the fair value of the FNV Shares was presumed to be equal to the trading price of the stock on the day Berkadia received the FNV Shares, with only relatively minor adjustments allowed for transfer restrictions and the inability of the traded market price to account for a large block transfer. The requirement to use the trading price as the basis for the fair value estimate resulted in an initial book value for the FNV Shares of $188,800,000, which was far in excess of the $17,600,000 aggregate book net worth of FINOVA on the effective date of the Plan, and was inconsistent with the Company's view that the FINOVA common stock has a very limited value. Based on this determination of fair value, Berkadia recorded an initial investment in the FNV Shares of $188,800,000 and in the Berkadia Loan of $5,291,200,000.

The allocation of $188,800,000 to the investment in the common stock of FINOVA, plus the $120,000,000 of cash fees received, were recorded and reflected as a discount from the face amount of the Berkadia Loan. The discount is being amortized to income over the life of the Berkadia Loan under the effective interest method.

   -----------------------------------

Subsequent to acquisition, Berkadia accounted for its investment in the FINOVA common stock under the equity method of accounting. Berkadia's recognition of its share of FINOVA's losses was suspended once the carrying amount of Berkadia's equity interest in FINOVA was reduced to zero during 2001. Principally as a result of the terrorist attacks on September 11, 2001, Berkadia recorded its share of FINOVA's losses in an amount that reduced Berkadia's investment in FINOVA's common stock to zero. This non-cash loss recorded by Berkadia is being reversed by Berkadia's accretion of the non-cash portion of the discount on the Berkadia Loan discussed above.

During 2002, Berkadia gave its consent to FINOVA to use up to $300,000,000 of cash to repurchase certain subordinated notes rather than make mandatory prepayments of the Berkadia Loan. In consideration for its consent, FINOVA and Berkadia agreed that they would share equally in the net interest savings resulting from any repurchase. The Company's share of the net interest savings is reflected in the table below.

The Company accounts for its investment in Berkadia under the equity method of accounting because it does not control Berkadia. Although the Company has no cash investment in Berkadia, since it guaranteed 10% of the third party financing provided to Berkadia, the Company records its share of any losses recorded by Berkadia, up to the amount of the Company's guarantee. For the years ended December 31, 2003 and 2002 and for the period from the effective date of the Plan to December 31, 2001, the Company's equity in the income (loss) of Berkadia consists of the following (in thousands):


                                                                                       2003               2002                2001
                                                                                       ----               ----                ----

   Net interest spread on the Berkadia Loan - 10% of total                        $    2,400         $    6,100         $    3,900
   Net interest savings                                                                2,000                500                -
   Amortization of Berkadia Loan discount related to cash fees -
      50% of total                                                                    29,100             22,900              7,800
   Amortization of Berkadia Loan discount related to FINOVA
      stock - 50% of total                                                            45,700             36,100             12,300
   Share of FINOVA loss under equity method - 50% of total                               -                  -              (94,400)
                                                                                  -----------        -----------        -----------

      Equity in income (loss) of associated companies - Berkadia                  $   79,200         $   65,600         $  (70,400)
                                                                                  ===========        ===========        ===========

The loss recorded by the Company related to its share of Berkadia's equity method loss in FINOVA in 2001 is a non-cash loss that is being reversed over the term of the Berkadia Loan as Berkadia accretes the discount on the Berkadia Loan into income. The net carrying amount of the Company's investment in Berkadia was negative $500,000 and $72,100,000, as of December 31, 2003 and 2002,
respectively, which is included in "Other non-current liabilities" in the consolidated balance sheets. The negative carrying amounts are due to Berkadia's distribution of the commitment and funding fees and its recognition of its share of FINOVA's losses under the equity method of accounting, partially offset by the Company's share of Berkadia's income related to the Berkadia loan. As a result of the application of these accounting rules, the negative carrying amount of the Company's investment in Berkadia effectively represents an unamortized discount on the Berkadia Loan, which is being amortized to income over the term of the loan.

   -----------------------------------

The following table provides certain summarized data with respect to Berkadia at December 31, 2003 and 2002 and for the years ended December 31, 2003 and 2002 and for the period from the effective date of the Plan through December 31, 2001. (Amounts are in thousands.)

                                                                                     2003             2002
                                                                                     ----             ----
   Assets                                                                         $   526,400    $   2,030,700
   Liabilities                                                                        525,600        2,177,700
                                                                                  ------------   --------------
           Net assets                                                             $       800    $    (147,000)
                                                                                  ============   ==============

                                                                                     2003             2002               2001
                                                                                     ----             ----               ----
   Total revenues                                                                 $   198,800    $     245,200      $    (52,100)
   Income (loss) from continuing operations before extraordinary items and cumulative effect of a change in accounting
      principle                                                                   $   180,400    $     180,900      $   (110,100)
   Net income (loss)                                                              $   180,400    $     180,900      $   (110,100)


During 2003, the amortization of the Berkadia loan discount increased significantly as a result of principal payments on the Berkadia loan that were greater than expected.

Prior to its acquisition in 2003 of the remaining shares of WilTel's outstanding common stock, the Company accounted for its 47.4% interest in WilTel under the equity method of accounting. For the period January 1, 2003 through November 5, 2003, (the day before the acquisition was consummated) and for the period from the initial 2002 purchase through December 31, 2002, the Company recorded
$52,100,000 and $13,400,000, respectively, of pre-tax losses from this investment under the equity method of accounting. The amounts recorded in 2003 include the Company's share of WilTel's income from the recognition of non-operating settlement gains related to the termination of various agreements that released WilTel from previously accrued obligations, recoveries of previously written off receivables and a gain on the sale of a subsidiary. The
Company's share of these gains was approximately $31,200,000, for which no tax provision was recorded. The book value of the Company's investment in WilTel was $340,600,000 at December 31, 2002.

The following table provides certain summarized data with respect to WilTel at December 31, 2002, and for the periods from January 1, 2003 through November 5,
2003, and from the initial 2002 purchase through December 31, 2002. (Amounts are in thousands.)

                                                                                                            2002
                                                                                                            ----
            Assets:
               Current                                                                                  $   552,700
               Non-current                                                                                1,509,600
                                                                                                        -----------
                    Total assets                                                                          2,062,300
                                                                                                        -----------
            Liabilities:
               Current                                                                                      533,400
               Non-current                                                                                  839,200
                                                                                                        -----------
                    Total liabilities                                                                     1,372,600
                                                                                                        -----------
                    Net assets                                                                          $   689,700
                                                                                                        ===========

                                                                                        2003                2002
                                                                                        ----                ----
            Total revenues                                                        $   1,111,400         $   191,700
            Loss from continuing operations before extraordinary items            $    (108,700)        $   (61,000)
            Net loss                                                              $    (108,700)        $   (61,000)
            The Company's equity in net loss                                      $     (52,100)        $   (13,400)


5. Discontinued Operations:
   -----------------------

In December 2001, upon approval by the Company's Board of Directors to commence an orderly liquidation of the Empire Group, the Company classified as discontinued operations the property and casualty insurance operations of the Empire Group. The Empire Group had historically engaged in commercial and personal lines of property and casualty insurance, principally in the New York metropolitan area. The Empire Group only accepts new business that it is obligated to accept by contract or New York insurance law; it does not engage in any other business activities except for its claims runoff operations. In December 2001, the Company wrote down its investment in the Empire Group to its estimated net realizable value based on expected operating results and cash flows during the liquidation period, which indicated that the Company is unlikely to realize any value once the liquidation is complete. Accordingly, the Company recorded a $31,100,000 after-tax charge (net of taxes of $16,800,000) as a loss on disposal of discontinued operations to fully write-off its investment. The Company has no obligation to contribute additional capital to the Empire Group.

During the second quarter of 2002, the Company sold its interest in Fidei, its foreign real estate subsidiary, to an unrelated third party for total proceeds of 70,400,000 Euros ($66,200,000), which resulted in an after tax gain on the sale reflected in results of operations of $4,500,000 (net of income tax expense of $2,400,000) for the year ended December 31, 2002, and an increase to shareholders' equity of $12,100,000 as of December 31, 2002. The Euro denominated sale proceeds were not converted into U.S. dollars immediately upon receipt. The Company entered into a participating currency derivative, which expired in September 2002. Upon expiration, net of the premium paid to purchase the contract, the Company received $67,900,000 in exchange for 70,000,000 Euros and recognized a foreign exchange gain of $2,000,000, which is included in investment and other income for the year ended December 31, 2002.

In December 2002, the Company entered into an agreement to purchase certain debt and equity securities of WebLink Wireless, Inc. ("WebLink"), for an aggregate purchase price of $19,000,000. WebLink operated in the wireless messaging industry, providing wireless data services and traditional paging services. Pursuant to the agreement, the Company acquired outstanding secured notes of WebLink with a principal amount of $36,500,000 (representing 94% of total outstanding debt). In April 2003, upon receipt of approval from the FCC, the Company acquired approximately 80% of the outstanding common stock of WebLink and commenced consolidating WebLink in its financial statements.

In November 2003, WebLink sold substantially all of its operating assets to Metrocall, Inc. in exchange for 500,000 shares of common stock of Metrocall, Inc's parent, Metrocall Holdings, Inc. ("Metrocall"), an immediately exercisable warrant to purchase 25,000 shares of common stock of Metrocall at $40 per share, and a warrant to purchase up to 100,000 additional shares of Metrocall common stock at $40 per share, subject to certain vesting criteria. Based upon the market price of the Metrocall stock received and the fair value of the warrants received as of the closing, the Company reported a gain of $7,500,000 on this transaction (net of taxes of $4,000,000) and in the fourth quarter of 2003 classified WebLink as a discontinued operation. The Company's investment in the shares of Metrocall common stock is classified as non-current investments at December 31, 2003.

During 2003, the Company settled certain tax payment responsibilities with the purchaser of Colonial Penn Insurance Company. Income from discontinued operations for the year ended December 31, 2003 includes a payment of $1,800,000 from the purchaser to reimburse the Company for tax payments previously made.

   -----------------------

A summary of the results of discontinued operations is as follows for the three year period ended December 31, 2003 (in thousands):

                                                                              2003                 2002                2001
                                                                              ----                 ----                ----
Revenues:
   Wireless messaging revenues                                            $     57,900          $        -         $       -
   Insurance revenues and commissions                                              -                     -               64,078
   Investment and other income                                                   4,295               17,025              51,489
   Net securities gains (losses)                                                    -                  (364)             12,419
                                                                          -------------        -------------       -------------

                                                                                62,195               16,661             127,986
                                                                          -------------        -------------       -------------
Expenses:
   Wireless messaging network operating expenses                                31,354                  -                   -
   Provision for insurance losses and policy benefits                              -                    -               125,984
   Amortization of deferred policy acquisition costs                               -                    -                16,965
   Interest                                                                        548                2,735               8,031
   Salaries                                                                      9,947                  505               6,744
   Selling, general and other expenses                                          15,155                5,849              27,750
                                                                          -------------        -------------       -------------
                                                                                57,004                9,089             185,474
                                                                          -------------        -------------       -------------

        Income (loss) before income taxes                                        5,191                7,572             (57,488)

Income tax provision (benefit)                                                      46                2,762             (18,344)
                                                                          -------------        -------------       -------------

        Income (loss) from discontinued operations, net of taxes          $      5,145          $     4,810        $    (39,144)
                                                                          =============        =============       =============


6. Investments:
   -----------

A summary of investments classified as current assets at December 31, 2003 and 2002 is as follows (in thousands):

                                                                       2003                                2002
                                                          -------------------------------     ---------------------------
                                                                           Carrying Value                  Carrying Value
                                                            Amortized      and Estimated         Amortized  and Estimated
                                                               Cost           Fair Value           Cost       Fair Value
                                                           ------------     ------------       -----------   -----------


Investments available for sale                             $    606,387     $    623,570       $   134,728   $   134,246
Trading securities                                               74,923           86,392            49,888        48,036
Other investments, including accrued interest income              4,401            4,401             2,914         2,914
                                                           ------------     ------------       -----------   -----------

   Total current investments                               $    685,711     $    714,363       $   187,530   $   185,196
                                                           ============     ============       ===========   ===========


   -----------

The amortized cost, gross unrealized gains and losses and estimated fair value of available for sale investments classified as current assets at December 31, 2003 and 2002 are as follows (in thousands):

                                                                                   Gross              Gross             Estimated
                                                              Amortized          Unrealized          Unrealized           Fair
                                                                 Cost               Gains             Losses              Value
                                                             ------------       ------------       -------------        --------
2003
----
Bonds and notes:
   United States Government agencies and authorities        $  524,326           $      225        $       52          $  524,499
   All other corporates                                         78,190               17,010                -               95,200
Other fixed maturities                                           3,871                   -                 -                3,871
                                                            ----------           ----------        ----------          ----------

        Total                                               $  606,387           $   17,235        $       52          $  623,570
                                                            ==========           ==========        ==========          ==========
2002
----
Bonds and notes:
   United States Government agencies and authorities        $   98,669           $      105        $      -            $   98,774
   Foreign governments                                           2,978                   63               -                 3,041
   All other corporates                                         23,690                  239               889              23,040
Other fixed maturities                                           9,391                   -                 -                9,391
                                                            ----------           ----------        ----------          ----------

        Total                                               $  134,728           $      407        $      889          $  134,246
                                                            ==========           ==========        ==========          ==========


Certain information with respect to trading securities at December 31, 2003 and 2002 is as follows (in thousands):

                                                                 2003                                  2002
                                                    -------------------------------       --------------------------------
                                                                    Carrying Value                        Carrying Value
                                                      Amortized      and Estimated          Amortized      and Estimated
                                                        Cost           Fair Value             Cost          Fair Value
                                                    -----------      ------------         -----------     ------------

Fixed maturities - corporate bonds and notes         $  69,923         $  80,516            $  45,225     $     44,204
Equity securities - preferred stocks                     3,680             3,983                2,382            2,076
Other investments                                        1,320             1,893                2,281            1,756
                                                    -----------      ------------         -----------     ------------

   Total trading securities                          $  74,923         $  86,392            $  49,888     $     48,036
                                                    ===========      ============         ===========     ============

A summary of non-current investments at December 31, 2003 and 2002 is as follows
(in thousands):

                                                                 2003                                  2002
                                                    --------------------------------      ------------------------------
                                                                    Carrying Value                       Carrying Value
                                                      Amortized      and Estimated          Amortized    and Estimated
                                                        Cost           Fair Value             Cost         Fair Value
                                                    -----------      ------------         -----------     ------------

Investments available for sale                      $   420,947      $    655,178         $   349,843     $    435,615
Other investments                                        18,564            18,564               4,060            4,060
                                                    -----------      ------------         -----------     ------------

   Total non-current investments                    $   439,511      $    673,742         $   353,903     $    439,675
                                                    ===========      ============         ===========     ============


   -----------

The amortized cost, gross unrealized gains and losses and estimated fair value of non-current investments classified as available for sale at December 31, 2003 and 2002 are as follows (in thousands):

                                                                                    Gross              Gross             Estimated
                                                              Amortized           Unrealized         Unrealized            Fair
                                                               Cost                 Gains              Losses              Value
                                                             ----------           ----------        ----------          ----------

2003
----
Bonds and notes:
   United States Government agencies and authorities         $  176,587          $       108        $      431         $   176,264
   States, municipalities and political subdivisions              2,799                    6               -                 2,805
   Foreign governments                                            1,511                  155               -                 1,666
   All other corporates                                         108,045               56,753               277             164,521
Other fixed maturities                                              690                  -                 -                   690
                                                             ----------           ----------        ----------          ----------



        Total fixed maturities                                  289,632               57,022               708             345,946
                                                             ----------           ----------        ----------          ----------

Equity securities:
   Preferred stocks                                                 993                  -                 -                   993
   Common stocks:
     Banks, trusts and insurance companies                       91,154              111,245               -               202,399
     Industrial, miscellaneous and all other                     38,810               66,672               -               105,482
                                                             ----------           ----------        ----------          ----------

        Total equity securities                                 130,957              177,917               -               308,874
                                                             ----------           ----------        ----------          ----------

Other                                                               358                  -                 -                   358
                                                             ----------           ----------        ----------          ----------

                                                             $  420,947          $   234,939       $       708         $   655,178
                                                             ==========           ==========        ==========          ==========

2002
----
Bonds and notes:
   United States Government agencies and authorities         $   96,616            $     732         $     206         $    97,142
   States, municipalities and political subdivisions              8,530                   21               388               8,163
   Foreign governments                                            1,514                  185                -                1,699
   All other corporates                                         122,485               23,379             6,447             139,417
Other fixed maturities                                            4,738                  -                  -                4,738
                                                             ----------           ----------        ----------          ----------

        Total fixed maturities                                  233,883               24,317             7,041             251,159
                                                             ----------           ----------        ----------          ----------

Equity securities:
   Preferred stocks                                               4,103                  304                -                4,407
   Common stocks:
     Banks, trusts and insurance companies                       93,373               60,745            10,192             143,926
     Industrial, miscellaneous and all other                     18,484               18,878             1,239              36,123
                                                             ----------           ----------        ----------          ----------

        Total equity securities                                 115,960               79,927            11,431             184,456
                                                             ----------           ----------        ----------          ----------

                                                             $  349,843           $  104,244         $  18,472         $   435,615
                                                             ==========           ==========        ==========          ==========


   -----------

The amortized cost and estimated fair value of non-current investments classified as available for sale at December 31, 2003, by contractual maturity are shown below. Expected maturities are likely to differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                 Amortized          Fair
                                                  Cost             Value
                                               -----------     -----------
                                                       (In thousands)

Due after one year through five years          $   212,049        $230,655
Due after five years through ten years              20,397          49,927
Due after ten years                                  9,206          17,794
                                               -----------     -----------
                                                   241,652         298,376
Mortgage-backed securities                          47,980          47,570
                                               -----------     -----------

                                               $   289,632        $345,946
                                               ===========     ===========

In May 2001, the Company invested $75,000,000 in a new issue of restricted convertible preference shares of White Mountains Insurance Group, Ltd. ("WMIG"). In August 2001, upon approval by WMIG's shareholders, these securities were converted into 375,000 common shares which represent approximately 4.2% of WMIG. WMIG is a publicly traded, Bermuda domiciled financial services holding company, principally engaged through its subsidiaries and affiliates in property and casualty insurance and reinsurance. At December 31, 2003 and 2002, the Company's investment in WMIG, which is reflected in non-current investments available for sale, had a market value of $172,500,000 and $121,100,000, respectively.

At December 31, 2003, non-current investments also included publicly traded common stock equity interests of 11.0% in Carmike Cinemas, Inc., 6.3% in ParkerVision, Inc. and 9.2% in Metrocall.

Net unrealized gains on investments were $161,800,000, $58,000,000 and $31,700,000 at December 31, 2003, 2002 and 2001, respectively. Reclassification adjustments included in comprehensive income for the three year period ended December 31, 2003 are as follows (in thousands):


                                                                                       2003           2002         2001
                                                                                       ----           ----         ----

Unrealized holding gains arising during the period, net of
   tax provision of $56,896, $12,558 and $12,665                                  $   105,861    $   23,253    $    23,653
Less:  reclassification adjustment for (gains) losses included in net
   income, net of tax provision (benefit) of $1,158, $(1,657)  and $3,128              (2,085)         3,078        (5,803)
                                                                                  ------------   ------------  ------------
Net change in unrealized gain on investments, net of tax
   provision of $55,738, $14,215 and $9,537                                       $   103,776     $   26,331    $   17,850
                                                                                  ============   ============  ============


   -----------

The following table shows the Company's investments' gross unrealized losses and fair value, aggregated by investment category, all of which have been in a continuous unrealized loss position for less than 12 months, at December 31, 2003 (in thousands):

                                                                      Unrealized
Description of Securities                            Fair Value         Losses
-------------------------                            ----------         ------

United States Government agencies and authorities     $  162,878      $      483
Corporate bonds                                            4,954             277
                                                      ----------      ----------

   Total temporarily impaired securities              $  167,832      $      760
                                                      ==========      ==========

The unrealized losses on the United States Government agencies and authorities relate to approximately fifteen securities all of which were purchased subsequent to March 2003. The unrealized losses on the corporate bonds primarily relate to two securities purchased in December 2003.

At December 31, 2003 and 2002, securities with book values aggregating $26,300,000 and $1,400,000, respectively, were on deposit with various regulatory authorities. Securities with book values of $11,100,000 and $4,800,000 at December 31, 2003 and 2002, respectively, collateralized certain swap agreements, and securities with a book value of $24,200,000 at December 31, 2003 collateralized certain debt obligations and a related letter of credit. Additionally, at December 31, 2002, securities with a book value of $165,300,000, collateralized a letter of credit issued in connection with the sale of the Colonial Penn Insurance Company (the letter of credit was returned to the Company during 2003 and the collateral was released).

7. Trade, Notes and Other Receivables, Net:
   ---------------------------------------

A summary of trade, notes and other receivables, net at December 31, 2003 and 2002 is as follows (in thousands):

                                                                                       2003                2002
                                                                                       ----                ----

Current trade, notes and other receivables, net:
   Trade receivables                                                               $    300,659       $     7,173
   Federal income tax receivable                                                         25,648               -
   Instalment loan receivables, net of unearned finance charges of
      $112 and $1,598 (a)                                                                22,461            87,622
   Receivables related to securities                                                      2,451             4,430
   Receivables relating to real estate activities                                         3,640            16,288
   Other                                                                                 22,568             8,506
                                                                                   -------------      ------------
                                                                                        377,427           124,019
   Allowance for doubtful accounts                                                       (5,323)           (9,440)
                                                                                   -------------      ------------

        Total current trade, notes and other receivables, net                      $    372,104       $   114,579
                                                                                   =============      ============

Non-current notes and other receivables, net:
   Instalment loan receivables, net of unearned finance charges of
      $16 in 2002  (a)                                                             $    182,991       $   285,982
   Receivables relating to real estate activities                                        15,767            16,432
   Other                                                                                 16,279            13,720
                                                                                   -------------      ------------
                                                                                        215,037           316,134
   Allowance for doubtful accounts                                                      (21,578)          (23,291)
                                                                                   -------------      ------------

        Total non-current notes and other receivables, net                         $    193,459       $   292,843
                                                                                   =============      ============

   ---------------------------------------

(a) Contractual maturities of instalment loan receivables at December 31, 2003 were as follows (in thousands): 2004 - $22,500; 2005 - $46,300; 2006 - $53,500;
2007 - $14,900; and 2008 and thereafter - $68,300. Experience shows that a substantial portion of such notes will be repaid or renewed prior to contractual maturity. Accordingly, the foregoing is not to be regarded as a forecast of future cash collections.

8. Other Assets:
   ------------

A summary of other assets at December 31, 2003 and 2002 is as follows (in thousands):


                                                                                      2003               2002
                                                                                      ----               ----

Real Estate                                                                       $     144,273      $    85,188
Intangibles:
   Mineral rights                                                                        48,404           42,899
   Tradename, net of accumulated amortization of $85                                      3,427              -
   Customer relationships, net of accumulated amortization of $351                       12,459              -
Mining properties                                                                        26,215           16,443
Deposits                                                                                 39,719            1,403
Other                                                                                    24,092           18,637
                                                                                  -------------      -----------

                                                                                  $     298,589      $   164,570
                                                                                  =============      ===========


The intangible asset associated with mineral rights relates to the Las Cruces mineral rights of MK Gold. These mineral rights will be amortized using the units-of-production method once production at the Las Cruces project commences. As more fully described in Note 3, tradename and customer relationship intangible assets were recognized in connection with the acquisition of WilTel, and are being amortized on a straight-line basis over their weighted-average useful lives. Amortization expense for intangible assets was $400,000 for 2003.

The Company's total comprehensive income in 2003 subsequent to the acquisition of WilTel enabled it to realize a portion of WilTel's acquired deferred tax assets which had been fully reserved for at acquisition. The resulting reduction in the valuation allowance for deferred tax assets of $22,500,000 was applied to reduce the recorded amount of WilTel's identifiable intangible assets on a pro rata basis. The estimated aggregate future amortization expense for the tradename and customer relationship intangible assets for each of the next five years is $1,200,000.

9. Property, Equipment and Leasehold Improvements, Net:
   ---------------------------------------------------

A summary of property, equipment and leasehold improvements, net at December 31, 2003 and 2002 is as follows (in thousands):

                                                                                Depreciable
                                                                                   Lives
                                                                                (in years)          2003                2002
                                                                                -----------         ----                ----

Network equipment (including fiber, optronics and capacity IRUs)                  3-20         $   793,338       $         -
Right of way                                                                        20              95,813                 -
Buildings and leasehold improvements                                              5-30             383,040            127,125
Machinery and equipment                                                           2-25              89,598             77,068
Corporate aircraft                                                                  10             140,033             54,181
Computer equipment and software                                                    2-5              58,304              6,710
General office furniture and fixtures                                             2-13              30,165              7,653
Construction in progress                                                          N/A               15,799              3,464
Other                                                                              3-7               9,728              7,493
                                                                                              -------------      -------------
                                                                                                 1,615,818            283,694
   Accumulated depreciation and amortization                                                      (165,719)          (117,487)
                                                                                              -------------      -------------

                                                                                              $  1,450,099       $    166,207
                                                                                              =============      =============


In January 2004, the Company exercised an option to sell two of its corporate aircraft for total proceeds of approximately $38,700,000. The Company expects to transfer title to the aircraft during the third quarter of 2004, and will recognize a gain of approximately $11,600,000 at that time.

10. Trade Payables, Expense Accruals and Other Liabilities:
    ------------------------------------------------------

A summary of trade payables, expense accruals and other liabilities at December 31, 2003 and 2002 is as follows (in thousands):


                                                                                       2003                2002
                                                                                       ----                ----
Trade payables and expense accruals:
   Trade payables                                                                  $    147,624        $      9,043
   Payables related to securities                                                        48,816              26,379
   Accrued compensation, severance and other employee benefits                           59,913              20,124
   Taxes other than income                                                               31,950                 609
   Accrued interest payable                                                              20,833               3,652
   Amount due on purchase of corporate aircraft                                          17,000               -
   Other                                                                                 51,337              15,963
                                                                                  -------------        ------------

                                                                                   $    377,473        $     75,770
                                                                                   ============        ============

Other current liabilities:
   Litigation reserves                                                             $     38,362        $        -
   Unfavorable contract commitments                                                      12,981                 -
   Liabilities related to real estate activities                                            -                 5,264
   Asset retirement obligations                                                           1,017                 -
   Other                                                                                 37,030              10,172
                                                                                   ------------        ------------

                                                                                   $     89,390        $     15,436
                                                                                   ============        ============

Other non-current liabilities:
   Investment in Berkadia                                                          $        468        $     72,106
   Unfavorable contract commitments                                                      43,317                 -
   Asset retirement obligations                                                          29,432                 -
   Postretirement and postemployment benefits                                             9,861              10,362
   Pension liability                                                                     64,786                 -
   Liabilities related to real estate activities                                          9,117              13,684
   Other                                                                                 77,465              30,622
                                                                                   ------------        ------------

                                                                                   $    234,446        $    126,774
                                                                                   ============        ============



The Company's asset retirement obligations relate primarily to two categories of WilTel's assets:

o Fiber and Conduit - The Company has right of way agreements which generally require the removal of fiber and conduit upon the termination of those agreements.

o Technical Sites - The Company leases land for technical sites and leases space at technical sites along its network. Termination of these lease agreements normally requires removal of equipment and other assets, and restoration of the lease property to its original condition.

The Company recorded WilTel's asset retirement obligation of $28,500,000 as of the date the merger was consummated on November 6, 2003. Activity subsequent to the acquisition in 2003 was not significant. The fair value of the Company's assets that are legally restricted for purposes of settling asset retirement obligations at December 31, 2003 is $16,300,000.

11. Indebtedness:
    ------------

The principal amount, stated interest rate and maturity of debt outstanding at December 31, 2003 and 2002 are as follows (dollars in thousands):

                                                                                           2003                 2002
                                                                                           ----                 ----
Parent Company Debt:
   Senior Notes:
       Bank credit facility                                                           $        -         $        -
       7 3/4% Senior Notes due 2013, less debt discount of $481 and $531                    99,519             99,469
       7% Senior Notes due 2013, less debt discount of $1,016                              273,984                -
   Subordinated Notes:
       8 1/4% Senior Subordinated Notes due 2005                                            19,101             19,101
       7 7/8% Senior Subordinated Notes due 2006, less debt discount of
        $31 and $42                                                                         21,645             21,634
   Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely subordinated debt securities
     of the Company                                                                         98,200                -

Subsidiary Debt:
    WilTel Credit Agreement                                                                375,000                -
    One Technology Center ("OTC") Notes due 2004 through 2010
       with a weighted average interest rate of 8.1%                                       119,125                -
    Aircraft financing                                                                      47,675             49,789
    Industrial Revenue Bonds (with variable interest)                                        9,815              9,815
    Capital leases due 2004 through 2014 with a weighted average
       interest rate of 11.7%                                                                8,481                -
    Other due 2004 through 2016 with a weighted average interest
       rate of 5.2%                                                                        106,289             33,265
                                                                                      -------------      -------------

        Total debt                                                                       1,178,834            233,073
Less:  current maturities                                                                  (23,956)            (3,647)
                                                                                      -------------      -------------

        Long-term debt                                                                $  1,154,878       $    229,426
                                                                                      =============      =============


Parent Company Debt:
At December 31, 2003, the Company had an unsecured bank credit facility of $110,000,000, which bears interest based on the Eurocurrency Rate or the prime rate and matures in 2006. At December 31, 2003, no amounts were outstanding under this bank credit facility.

In June 2003, the Company sold $200,000,000 principal amount of its newly authorized 7% Senior Notes due 2013 in a private placement at 99.612% of the principal amount. In each of August, November and December 2003, the Company sold $25,000,000 principal amount ($75,000,000 in the aggregate) of its newly authorized 7% Senior Notes due 2013 in private placements at 99.612% of the principal amount. These notes have substantially identical terms as the notes sold in June. The Company has completed a series of registered exchange offers for all of these notes that converted the various issues of privately placed notes into a single issue of publicly registered notes issued under the same indenture.

    ------------

In January 1997, the Company sold $150,000,000 aggregate liquidation amount of 8.65% trust issued preferred securities ("Trups") of its wholly-owned subsidiary, Leucadia Capital Trust I (the "Trust"). These Company-obligated mandatorily redeemable preferred securities have an effective maturity date of January 15, 2027 and represent undivided beneficial interests in the Trust's assets, which consist solely of $154,600,000 principal amount of 8.65% Junior Subordinated Deferrable Interest Debentures due 2027 of the Company. Considered together, the "back-up undertakings" of the Company related to the Trups constitute a full and unconditional guarantee by the Company of the Trust's obligations under the preferred securities. During 1998, a subsidiary of the Company repurchased $51,800,000 aggregate liquidation amount of the Trups for $42,200,000, plus accrued interest. The difference between the purchase price and the book value was credited directly to shareholders' equity, net of taxes. As a result of the implementation of SFAS 150, the Company began classifying the Trups as liabilities on July 1, 2003, and classifies dividends accrued for these securities as interest expense. SFAS 150 does not permit restatement of prior period amounts to reflect the new classification.

In 2004, the Company liquidated the Trust and commenced a distribution to the Trups holders the 8.65% Junior Subordinated Deferrable Interest Debentures held by the Trust in exchange for their Trups securities. The distribution will be completed by March 31, 2004, and will not have any effect on the total debt of the Company.

Subsidiary Debt:
WilTel's obligations under its credit agreement are secured by substantially all of its assets other than those assets securing the OTC notes and the aircraft capital lease, for which the credit agreement lenders have a second priority lien and security interest. The WilTel credit agreement is repayable in instalments of principal beginning in June 2005 through September 2006 and currently bears interest either at the prime rate plus a margin of 3.5% or LIBOR plus a margin of 4.5%, at the Company's option. In July 2004, the margin, in each case, will increase by 1%. At December 31, 2003, the credit agreement had an interest rate of 5.6875%. WilTel's credit agreement also permits WilTel to provide others with cash deposits and/or asset liens in an amount up to $30,000,000 in the aggregate. As of December 31, 2003, $25,200,000 of deposits has been provided to other parties. WilTel's credit agreement also allows WilTel to obtain cash-collateralized letters of credit in the aggregate amount of $45,000,000, reduced by the amount of any outstanding cash deposits or liens. As of December 31, 2003, $12,500,000 of such letters of credit was outstanding.

The WilTel credit agreement contains covenants that require WilTel to meet certain operating targets, which it currently meets, and restrictions that limit WilTel's ability to incur additional indebtedness, spend funds on capital expenditures and make certain investments. The Company currently expects that WilTel will be able to meet the operating targets required by its credit agreement during 2004 and 2005; however, compliance with the operating targets thereafter is uncertain. The agreement also prohibits WilTel from paying dividends to the Company.

The OTC notes are full recourse notes to WilTel and are secured by a first priority mortgage lien and security interest in WilTel's headquarters building (except for network related assets in the building) and other ancillary assets. In addition, the OTC notes are secured by a second lien and security interest in $13,100,000 of restricted securities (which are classified as other non-current investments). The notes consist of (1) a 7% note with a remaining principal balance of $74,300,000 that provides for monthly payments of principal for the first 90 months (based on a 360 month amortization table), with the remaining unpaid principal balance due and payable in April 2010 and (2) a $44,800,000 note with accrued interest paid in kind and capitalized once annually, with the original principal balance and all capitalized and accrued paid in kind interest (totaling $74,400,000 at maturity) due and payable in December 2006. The second note carries a fixed interest rate of 10% through 2003, and each year thereafter the interest rate increases 2% per year resulting in an interest rate of 16% in 2006.

The WilTel debt is non-recourse to Leucadia and has not been guaranteed by Leucadia.

    ------------

During 2001, a subsidiary of the Company borrowed $53,100,000 secured by certain of its corporate aircraft. This debt bears interest based on a floating rate, requires monthly payments of principal and interest and matures in ten years. The interest rate at December 31, 2003 was 2.6%. The subsidiary has entered into an interest rate swap agreement for this financing, which fixed the interest rate at approximately 5.7%. The subsidiary would have paid $3,100,000 and $4,300,000 at December 31, 2003 and 2002, respectively, if the swap were terminated. Changes in interest rates in the future will change the amounts to be received under the agreement, as well as interest to be paid under the related variable debt obligation. The Parent company has guaranteed this financing.

Capital leases primarily consist of a sale-leaseback transaction related to WilTel's corporate aircraft entered into in May 2003. WilTel recorded a capital lease obligation representing the present value of the future minimum lease payments during the lease term. The aircraft were sold for approximately $21,000,000 in cash and leased back for a period of ten years. Under the terms of the transaction, approximately $5,300,000 from the cash proceeds is held as cash collateral by the owner-lessor for the lease, which is reflected in the balance sheet in other non-current assets.

A subsidiary of the Company obtained loan commitments totaling $25,000,000 to finance the renovation of its Hawaiian hotel. Included in other subsidiary debt are outstanding borrowings under this facility of $23,800,000 and $24,900,000 at December 31, 2003 and 2002, respectively. The financing bears interest at a rate of 8.05% through September 1, 2005, at which time the rate is adjusted based on the three year treasury index to a new fixed rate through maturity. The borrowing matures in 2008 and is secured by the hotel but otherwise is non-recourse to the Company.

Symphony has a $50,000,000 revolving credit facility, of which $34,200,000 was outstanding at December 31, 2003, and is included above in other subsidiary debt. This financing, which is secured by all of Symphony's assets but otherwise is non-recourse to the Company, matures in 2006 and bears interest based on LIBOR plus 3.85%. At December 31, 2003, the interest rate on this facility was 4.97%. As of December 31, 2003, Symphony is not in compliance with a financial covenant contained in its credit facility. Symphony has obtained a waiver from the lender that suspends application of the covenant until March 31, 2004. The Company believes it is probable Symphony will be in compliance with the covenant at that time; however, if it doesn't comply, the lender would have the right to accelerate the maturity of the loan.

Other subsidiary debt also includes a mortgage financing of $20,000,000 obtained in September and October 2003, which otherwise is non-recourse to the Company, in connection with the acquisition of a 90% interest in 8 acres of unimproved land in Washington D.C. The financing matures in 2005 and bears interest based on LIBOR plus 3%. At December 31, 2003, the interest rate on this facility was 4.12%.

The Company's debt instruments require maintenance of minimum Tangible Net Worth, limit distributions to shareholders and limit Indebtedness and Funded Debt, all as defined in the agreements. In addition, the debt instruments contain limitations on investments, liens, contingent obligations and certain other matters. As of December 31, 2003, cash dividends of approximately $612,300,000 would be eligible to be paid under the most restrictive covenants.

Substantially all of WilTel's assets (with an aggregate book value of $1,744,300,000) are pledged as collateral under WilTel's debt agreements. All of Symphony's assets (with an aggregate book value of $54,600,000) are pledged as collateral under Symphony's debt agreement. Property, equipment and leasehold improvements of the manufacturing division (with a net book value of $6,200,000) are pledged as collateral for Industrial Revenue Bonds; and $173,300,000 of other assets (primarily property) are pledged for other indebtedness aggregating $118,000,000. In addition, the Industrial Revenue Bond obligation is secured by a letter of credit which is fully collateralized by securities with a book value of $11,100,000.

    ------------

Interest rate agreements were used to manage the potential impact of changes in interest rates on customer banking deposits. Under interest rate swap agreements, the Company had agreed with other parties to pay fixed rate interest amounts and receive variable rate interest amounts calculated by reference to an agreed notional amount. The variable interest rate portion of the swaps was a specified LIBOR interest rate. These interest rate swaps expired in 2003. The Company would have paid $3,100,000 at December 31, 2002 on retirement of these agreements.

Counterparties to interest rate and currency swap agreements are major financial institutions, that management believes are able to fulfill their obligations. Management believes any losses due to default by the counterparties are likely to be immaterial.

The aggregate annual mandatory redemptions of debt during the five year period ending December 31, 2008 are as follows (in thousands): 2004 - $24,000; 2005 - $200,600; 2006 - $327,800; 2007 - $16,000; and 2008 - $610,400.

At December 31, 2003, customer banking deposits include $37,000,000 aggregate amount of time deposits in denominations of $100,000 or more.

The weighted average interest rate on short-term borrowings (consisting of customer banking deposits and subsidiary revolving credit agreements) was 3.4% and 3.5% at December 31, 2003 and 2002, respectively.

12. Common Shares, Stock Options and Preferred Shares:
    -------------------------------------------------

The Board of Directors from time to time has authorized acquisitions of the Company's common shares. In December 1999, the Company's Board of Directors increased to 6,000,000 the maximum number of shares that the Company is authorized to purchase. During the three year period ended December 31, 2003, the Company acquired 9,353 common shares at an average price of $23.52 per common share. As of December 31, 2003, the Company is authorized to repurchase 3,733,148 common shares.

In December 2002, the Company completed a private placement of approximately $150,000,000 of equity securities, based on a common share price of $23.50, to mutual fund clients of Franklin Mutual Advisers, LLC, including the funds comprising the Franklin Mutual Series Funds. The Company issued 4,361,399 of the Company's common shares and newly authorized Series A Non-Voting Convertible Preferred Stock, that were converted into 2,021,580 common shares in March 2003.

During 2003, the Company issued 16,734,690 of its common shares in connection with the acquisition of WilTel. These securities represent 15.8% of the Company's outstanding common shares at December 31, 2003.

The Company has a fixed stock option plan which provides for grants of options or rights to non-employee directors and certain employees up to a maximum grant of 450,000 shares to any individual in a given taxable year. The maximum number of common shares which may be acquired through the exercise of options or rights under this plan cannot exceed 1,800,000. The plan provides for the issuance of stock options and stock appreciation rights at not less than the fair market value of the underlying stock at the date of grant. Options generally become exercisable in five equal annual instalments starting one year from date of grant. No stock appreciation rights have been granted.

During the second quarter of 2000, pursuant to shareholder approval, warrants to purchase 600,000 common shares were issued to each of the Company's Chairman and President. The warrants are exercisable through May 15, 2005 at an exercise price of $15.97 per common share (105% of the closing price of a common share on the date of grant).

    -------------------------------------------------

A summary of activity with respect to the Company's stock options for the three years ended December 31, 2003 is as follows:

                                                     Common             Weighted                            Available
                                                     Shares             Average           Options          For Future
                                                    Subject             Exercise        Exercisable          Option
                                                   to Option             Prices         at Year-End          Grants
                                                   ---------             ------         -----------          ------

Balance at January 1, 2001                            587,625            $15.09               15,000          1,212,375
                                                                                        ============       ============
   Granted                                              6,000            $22.09
   Exercised                                          (34,275)           $15.08
   Cancelled                                          (69,750)           $15.08
                                                  ------------

Balance at December 31, 2001                          489,600            $15.18               87,995          1,276,125
                                                                                        ============       ============
   Granted                                            468,750            $20.53
   Exercised                                          (69,045)           $15.08
   Cancelled                                          (59,700)           $16.10
                                                  ------------

Balance at December 31, 2002                          829,605            $18.14              122,318            867,075
                                                                                        ============       ============
   Granted                                              6,000            $25.69
   Exercised                                          (78,525)           $16.46
   Cancelled                                          (27,900)           $19.10
                                                  ------------

Balance at December 31, 2003                          729,180            $18.35              228,912            888,975
                                                  ============                          ============       ============


The weighted-average fair value of the options granted was $6.29 per share for 2003, $5.27 per share for 2002 and $6.31 per share for 2001 as estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: (1) expected volatility of 29.9% for 2003, 30.3% for 2002 and 29.7% for 2001; (2) risk-free interest rates of 2.3% for 2003, 3.5% for 2002 and 4.9% for 2001; (3) expected lives of 4.0 years for 2003, 3.7 years for 2002 and 4.0 years for 2001; and (4) dividend yields of .6% for 2003 and .8% for 2002 and 2001.

The following table summarizes information about fixed stock options outstanding at December 31, 2003:

                                       Options Outstanding                     Options Exercisable
                       ------------------------------------------------    --------------------------
                        Common              Weighted         Weighted         Common        Weighted
                        Shares              Average           Average         Shares         Average
  Range of              Subject            Remaining         Exercise        Subject        Exercise
Exercise Prices        to Option        Contractual Life       Price       to Option         Price
---------------        ---------        ----------------       -----       ---------         -----

$15.08 - $15.21            300,330         2.3 years           $15.10         153,762         $15.11
$20.49                     410,850         4.5 years           $20.49          70,650         $20.49
$22.09                       6,000         2.4 years           $22.09           3,000         $22.09
$23.49                       6,000         3.4 years           $23.49           1,500         $23.49
$25.69                       6,000         4.4 years           $25.69             -           $   -


At December 31, 2003 and 2002, 888,975 and 867,075, respectively, of the Company's common shares were reserved for stock options and 1,200,000 of the Company's common shares were reserved for warrants.

At December 31, 2003 and 2002, 6,000,000 and 5,999,990, respectively, of preferred shares (redeemable and non-redeemable), par value $1 per share, were authorized and not issued.

13. Net Securities Gains (Losses):
    -----------------------------

The following summarizes net securities gains (losses) for each of the three years in the period ended December 31, 2003 (in thousands):


                                                                 2003               2002           2001
                                                                 ----               ----           ----

Net realized gains (losses) on securities                   $     15,762      $     (1,126)     $   28,138
Write-down of investments (a)                                     (6,485)          (37,053)         (1,907)
Net unrealized gains on trading securities                           676             1,113           2,219
                                                            -------------      ------------      ----------

                                                            $      9,953      $    (37,066)     $   28,450
                                                            =============      ============      ==========


(a) Includes a provision to write down investments in certain available for sale securities in 2003 and 2002, an investment in a non-public security in 2003 and an equity investment in a non-public fund in 2002.

Proceeds from sales of investments classified as available for sale were $683,700,000, $649,000,000 and $186,000,000 during 2003, 2002 and 2001, respectively. Gross gains of $17,700,000, $20,500,000 and $15,000,000 and gross losses of $2,100,000, $21,000,000 and $2,900,000 were realized on these sales during 2003, 2002 and 2001, respectively.

14. Other Results of Operations Information:
    ---------------------------------------

Investment and other income for each of the three years in the period ended December 31, 2003 consists of the following (in thousands):


                                                                                 2003                2002               2001
                                                                                 ----                ----               ----

Interest on short-term investments                                          $     3,173         $     7,626         $    14,118
Interest on fixed maturities                                                     13,700              17,604              28,075
Interest on notes receivable                                                      4,692               5,903               3,005
Other investment income                                                           7,052               8,300              14,817
Gains on sale and foreclosure of real estate and other assets,
   net of costs                                                                  24,347              39,320              48,559
Rental income                                                                    20,123              15,211              13,845
MK Gold product and service income                                                1,441               4,841               7,299
Refund of foreign taxes, not based on income, including accrued
   interest                                                                       5,295                 -                   -
Winery revenues                                                                  13,839              16,433              13,736
Other                                                                            37,344              20,956              30,600
                                                                            -----------         -----------          ----------

                                                                            $   131,006         $   136,194         $   174,054
                                                                            ===========         ===========         ===========

Taxes, other than income or payroll, amounted to $6,600,000, $3,400,000 and $5,300,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Advertising costs amounted to $2,100,000, $1,400,000 and $2,500,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

15. Income Taxes:
    ------------

The principal components of deferred taxes at December 31, 2003 and 2002 are as follows (in thousands):

                                                    2003                2002
                                                    ----                ----

Deferred Tax Asset:
   Securities valuation reserves              $      116,449       $    45,714
   Property and equipment                            680,039             -
   Deferred revenue                                   78,666             -
   Other assets                                       88,126             -
   Foreign NOL carryover                              78,023             -
   NOL carryover                                   1,296,156             -
   Other liabilities                                 114,765            49,801
                                              ---------------      ------------
                                                   2,452,224            95,515
   Valuation allowance                            (2,315,776)          (49,551)
                                              ---------------      ------------
                                                     136,448            45,964
                                              ---------------      ------------
Deferred Tax Liability:
   Unrealized gains on investments                   (85,253)          (29,701)
   Depreciation                                      (25,273)          (15,864)
   Other                                             (25,922)          (16,955)
                                              ---------------      ------------
                                                    (136,448)          (62,520)
                                              ---------------      ------------

   Net deferred tax liability                 $       -            $   (16,556)
                                              ===============      ============

As of December 31, 2003, WilTel had $3,408,000,000 of federal NOLs, none of which expire prior to 2019, $193,000,000 of capital loss carryforwards, of which $88,000,000, $900,000, $34,000,000 and $70,000,000 will expire in 2004, 2005,
2006 and 2007, respectively, and $223,000,000 of foreign NOLs, as well as various state NOLs, that expire at various dates. The potential benefit from the capital loss carryforward is not reflected in the table above. WilTel also has substantial other tax attributes and future deductions (primarily future depreciation deductions), some of which are also available to reduce the federal taxable income of the Company and its other subsidiaries. In addition, at December 31, 2003, WebLink had $143,000,000 of federal NOLs, none of which expire prior to 2023. Substantially all of WilTel's and WebLink's NOLs are only available to reduce the federal taxable income of WilTel and WebLink and each of their respective subsidiaries. Uncertainties that may affect the utilization of the loss carryforwards include future operating results, tax law changes, rulings by taxing authorities regarding whether certain transactions are taxable or deductible and expiration of carryforward periods.

The Company established a valuation allowance that fully reserved for all of WilTel's net deferred tax assets, reduced by an amount equal to the Company's current and deferred federal income tax liabilities as of the date of acquisition. The Company needed to establish the valuation allowance because, on a pro forma combined basis, the Company is not able to demonstrate that it is more likely than not that it will be able to realize that asset. Subsequent to the acquisition of WilTel, any benefit realized from WilTel's deferred tax asset will reduce the valuation allowance for the deferred tax asset; however, that reduction is first applied to reduce the carrying amount of the acquired non-current intangible assets of WilTel rather than reduce the income tax provision of any component of total comprehensive income.

Once the non-current intangible assets are reduced to zero, the Company does not expect it will reflect a net federal income tax expense or benefit for total comprehensive income in the aggregate until such time as the Company is able to reduce its valuation allowance and recognize a net deferred tax asset. Each component of other comprehensive income may reflect either a federal income tax provision or benefit in future periods, depending upon the relative amounts of each component; however, in the aggregate for all components the Company does not expect to report any net federal income tax expense or benefit for the foreseeable future.

    ------------

Under certain circumstances, the value of the NOLs and future deductions could be substantially reduced if certain changes in ownership were to occur. In order to reduce this possibility, the Company's certificate of incorporation includes a charter restriction, which prohibits transfers of the Company's common stock under certain circumstances.

The provision (benefit) for income taxes for each of the three years in the period ended December 31, 2003 was as follows (in thousands):


                                                                                      2003               2002              2001
                                                                                      ----               ----              ----

State income taxes                                                              $        (940)     $         686     $         446
Federal income taxes:
   Current                                                                            (19,713)          (117,744)           29,497
   Deferred                                                                           (23,750)           (28,048)          (41,703)
Foreign income taxes (currently payable)                                                  173                 50                50
                                                                                --------------     --------------    --------------

                                                                                $     (44,230)     $    (145,056)    $     (11,710)
                                                                                ==============     ==============    ==============

The table below reconciles the expected statutory federal income tax to the actual income tax benefit (in thousands):


                                                                                      2003             2002             2001
                                                                                      ----             ----             ----

Expected federal income tax                                                     $     (11,902)     $     (14,681)   $       25,240
State income taxes, net of federal income tax benefit                                     545                446               290
Resolution of tax contingencies                                                       (24,407)          (119,778)          (36,234)
Recognition of additional tax benefits                                                 (6,998)            (9,360)              -
Other                                                                                  (1,468)            (1,683)           (1,006)
                                                                                --------------     --------------    --------------

   Actual income tax benefit                                                    $     (44,230)     $    (145,056)    $     (11,710)
                                                                                ==============     ==============    ==============


Reflected above as recognition of additional tax benefits and resolution of tax contingencies are reductions to the Company's income tax provision for the favorable resolution of certain federal and state income tax contingencies. The Internal Revenue Service has completed its audit of the Company's consolidated federal income tax returns for the years 1996 through 1999, without any material payment required from the Company. The statute of limitations with respect to all years through 1999 has expired.

16. Pension Plans and Postretirement Benefits:
    -----------------------------------------

The information presented below for defined benefit pension plans and postretirement benefits is presented separately for the Company and WilTel. The Company presents the information separately since WilTel still has some active participants in its plan and investment strategies, assumptions and results are significantly different.

    -----------------------------------------

The Company:
Prior to 1999, the Company maintained defined benefit pension plans covering employees of certain units who also met age and service requirements. Effective December 31, 1998, the Company froze its defined benefit pension plans. A summary of activity with respect to the Company's defined benefit pension plan for 2003 and 2002 is as follows (in thousands):

                                                                                       2003                2002
                                                                                       ----                ----

Projected Benefit Obligation:
   Projected benefit obligation at January 1,                                      $   52,482          $   52,705
   Interest cost (a)                                                                    3,299               3,548
   Actuarial loss                                                                       4,536               2,672
   Benefits paid                                                                       (5,238)             (6,443)
                                                                                   -----------         -----------

        Projected benefit obligation at December 31,                               $   55,079          $   52,482
                                                                                   ===========         ===========

Change in Plan Assets:
   Fair value of plan assets at January 1,                                         $   45,905          $   48,760
   Actual return on plan assets                                                         1,891               2,976
   Employer contributions                                                              10,000                 728
   Benefits paid                                                                       (5,238)             (6,443)
   Administrative expenses                                                               (114)               (116)
                                                                                   -----------         -----------

        Fair value of plan assets at December 31,                                  $   52,444          $   45,905
                                                                                   ===========         ===========

Funded Status                                                                      $   (2,635)         $   (6,577)
   Unrecognized prior service cost                                                         53                  56
   Unrecognized net loss from experience differences and
     assumption changes                                                                15,253               9,813
                                                                                   -----------         -----------

        Net amount recognized                                                      $   12,671          $    3,292
                                                                                   ===========         ===========


(a) Includes charges to expense of $1,100,000 and $1,200,000 for 2003 and 2002, respectively, relating to discontinued operations obligations.

As of December 31, 2003, $15,300,000 of the net amount recognized in the consolidated balance sheet was reflected as a charge to accumulated other comprehensive income and $2,600,000 was reflected as accrued pension cost. Since the Company froze its defined benefit pension plan, the accumulated benefit obligation is the same as the projected benefit obligation. No contributions are expected to be made in 2004 related to the Company's defined benefit pension plan.

Pension expense related to the defined benefit pension plan charged to operations included the following components (in thousands):


                                                                          2003              2002               2001
                                                                          ----              ----               ----

Interest cost                                                        $    2,247          $    2,361          $    2,459
Expected return on plan assets                                           (1,947)             (1,947)             (2,153)
Actuarial loss                                                              258                  76                  -
Amortization of prior service cost                                            3                   3                   3
                                                                     -----------         -----------         -----------

     Net pension expense                                             $      561          $      493          $      309
                                                                     ===========         ===========         ===========


      -----------------------------------------

At December 31, 2003, the plan's assets consist of U.S. government and agencies bonds (71.7%), investment grade bonds (26.2%) and cash equivalents (2.1%).

The defined benefit pension plan assets are invested in short-term investment grade fixed income investments in order to maximize the value of its invested assets by minimizing exposure to changes in market interest rates. This investment strategy provides the Company with more flexibility in managing the plan should interest rates rise and result in a decrease in the discounted value of benefit obligations. The current investment strategy only permits investments in investment grade securities with a final average maturity target of one and one-half years.

To develop the assumption for the expected long-term rate of return on plan assets, the Company considered historical returns and future expectations. Over the three and five year periods ending December 31, 2002, the compound annual returns on the plan's assets averaged 6.8% and 6.5%, respectively. Based on this information, a 6.5% expected long-term rate of return on plan assets was selected.

Several subsidiaries provide certain health care and other benefits to certain retired employees under plans which are currently unfunded. The Company pays the cost of postretirement benefits as they are incurred. Amounts charged to expense were not material in each of the three years ended December 31, 2003.

A summary of activity with respect to the Company's postretirement plans for 2003 and 2002 is as follows (in thousands):


                                                                                  2003                2002
                                                                                  ----                ----

Accumulated postretirement benefit obligation at January 1,                    $   5,250           $   5,536
Interest cost                                                                        289                 345
Contributions by plan participants                                                   168                 180
Actuarial (gain) loss                                                                (30)                176
Benefits paid                                                                       (871)               (796)
Plan amendments                                                                     (384)               (191)
                                                                               ----------          ----------

   Accumulated postretirement benefit obligation at December 31,                   4,422               5,250
Unrecognized prior service cost                                                      588                 316
Unrecognized net actuarial gain                                                    1,757               1,923
                                                                               ----------          ----------

   Accrued postretirement benefit obligation                                   $   6,767           $   7,489
                                                                               ==========          ==========


The Company expects to spend $400,000 on postretirement benefits during 2004. At December 31, 2003, the assumed health care cost trend rate for 2004 used in measuring the accumulated postretirement benefit obligation is 11.5% and, at December 31, 2002, such rate for 2003 was 8.5%. At December 31, 2003 and 2002, the assumed health care cost trend rates were assumed to decline to an ultimate rate of 5.0% by 2013 and 2010, respectively. If the health care cost trend rates were increased or decreased by 1%, the accumulated postretirement obligation as of December 31, 2003 would have increased or decreased by $200,000. The effect of these changes on interest cost for 2003 would be immaterial.

    -----------------------------------------

The Company uses a December 31 measurement date for its plans. The assumptions used relating to the defined benefit plan and postretirement plans are as follows:

                                                             Pension Benefits         Other Benefits
                                                             ----------------         --------------
                                                             2003        2002         2003         2002
                                                             ----        ----         ----         ----

Discount rate used to determine
   benefit obligation at December 31,                       5.75%       6.50%         6.00%          6.50%
Weighted-average assumptions used
   to determine net cost for years ended
   December 31:
        Discount rate                                       6.50%       7.00%         6.50%          7.00%
        Expected long-term return on plan assets            6.50%       7.00%           N/A          N/A


WilTel:
WilTel maintains defined benefit pension plans and a postretirement plan covering certain employees who met certain age and service requirements. Employees hired subsequent to April 2001 are not eligible to participate in WilTel's defined benefit pension plan. Employees hired subsequent to December 31, 1991 are not eligible to participate in WilTel's postretirement benefits plan. A summary of activity with respect to WilTel's defined benefit pension plan from November 6, 2003 (date of acquisition) through December 31, 2003 is as follows (in thousands):


Projected Benefit Obligation:
   Projected benefit obligation at November 6, 2003               $   120,151
   Interest cost                                                        1,075
   Service cost                                                           575
   Actuarial loss                                                       8,661
   Benefits paid                                                         (550)
                                                                  ------------

        Projected benefit obligation at December 31, 2003         $   129,912
                                                                  ============

Change in Plan Assets:
   Fair value of plan assets at November 6, 2003                  $    65,126
   Actual return on plan assets                                         3,185
   Benefits paid                                                         (550)
                                                                  ------------

        Fair value of plan assets at December 31, 2003            $    67,761
                                                                  ============

Funded Status                                                     $   (62,151)
   Unrecognized net actuarial loss                                      6,117
                                                                  ------------

        Net amount recognized                                     $   (56,034)
                                                                  ============

The accumulated benefit obligation for WilTel's defined benefit plan was $129,500,000 at December 31, 2003. As of December 31, 2003, $5,700,000 of the
net amount recognized in the consolidated balance sheet was reflected as a charge to accumulated other comprehensive income and $61,700,000 was reflected as accrued pension cost.

Employer contributions expected to be paid to the plan in 2004 are $5,000,000.

    -----------------------------------------

WilTel's pension expense for the period from November 6, 2003 (date of acquisition) through December 31, 2003 related to the defined benefit pension plan charged to operations included the following components (in thousands):


Interest cost                                              $    1,075
Service cost                                                      575
Expected return on plan assets                                   (640)
                                                           -----------

     Net pension expense                                   $    1,010
                                                           ===========

WilTel's plans' assets consist primarily of equity securities (77.3%) and debt securities (17.2%) at December 31, 2003.

The investment objectives of WilTel's plan emphasize long-term capital appreciation as a primary source of return and current income as a supplementary source.

WilTel's target allocation is as follows:

                                           Interim Target      Long-term Target
                                           --------------      ----------------
      Equity securities:
        Large cap stocks                           38%                 40%
        Small cap stocks                           22%                 10%
        International stocks                       20%                 20%
                                                -----               -----
            Total equity securities                80%                 70%
        Fixed income/bonds                         20%                 30%
                                                -----               -----
             Total                                100%                100%
                                                =====               =====

The interim target was established in order to balance speed and caution in transitioning to the long-term allocations, lowering the risk of selling low and buying high and shifting the portfolio to the long-term targets under the right market conditions.

Investment performance objectives are based upon a benchmark index or mix of indices over a market cycle. The investment strategy designates certain investment restrictions for domestic equities, international equities and fixed income securities. These restrictions include the following:

     o For domestic equities, there will generally be no more than 5% of any manager's portfolio at market in any one company and no more than 150% of any one sector of the appropriate index for any manager's portfolio. Restrictions are also designated on outstanding market value of any one company at 5%.

     o For international equities, there will be no more than 8% in any one company in a manager's portfolio, no fewer than three countries in a manager's portfolio, no more than 10% of the portfolio in countries not represented in the EAFE index, no more than 150% of any one sector of the appropriate index and no currency hedging is permitted.

     o Fixed income securities will all be rated BBB- or better at the time of purchase, there will be no more than 8% at market in any one security (U.S. government and agency positions excluded), no more than a 30-year maturity in any one security and investments in standard collateralized mortgage obligations are limited to 10%.

    -----------------------------------------

To develop the assumption for the expected long-term rate of return on plan assets, WilTel considered historical returns and future expectations, including a more conservative expectation of future returns and asset allocation targets as WilTel's closed participant population grows closer to retirement age. Based on this information, a 7.0% expected long-term rate of return on plan assets was selected.

A summary of activity with respect to WilTel's postretirement plans from November 6, 2003 (date of acquisition) through December 31, 2003 is as follows (in thousands):

Accumulated postretirement benefit obligation at November 6, 2003                $   1,442
Interest cost                                                                           13
Service cost                                                                            18
Contributions by plan participants                                                       3
Actuarial loss                                                                         315
Benefits paid                                                                           (7)
                                                                                 ----------

   Accumulated postretirement benefit obligation at December 31, 2003                1,784
Unrecognized net actuarial loss                                                       (315)
                                                                                 ----------

   Accrued postretirement benefit obligation                                     $   1,469
                                                                                 ==========


WilTel's postretirement benefit expense for the period from date of acquisition through December 31, 2003 was not material.

WilTel's cash cost for its postretirement plan during 2004 is not expected to be material.

The health care cost trend rate assumed for 2004 is 12%, declining to an ultimate rate of 5% by 2012. If the health care cost trend rates were increased or decreased by 1%, WilTel's accumulated postretirement obligation as of December 31, 2003 would have increased or decreased by $300,000 and $200,000, respectively. The effect of these changes on the aggregate of service and interest cost for 2003 would be immaterial.

WilTel uses a December 31 measurement date for its plans. The assumptions used relating to WilTel's defined benefit plan and postretirement plan for 2003 are as follows:

                                                        Pension       Other
                                                        Benefits     Benefits
                                                        --------     --------
Weighted-average assumptions used to determine
  benefit obligation at December 31, 2003:
        Discount rate                                    6.00%         6.00%
        Rate of compensation increase                    3.50%         3.50%
Weighted-average assumptions used to determine
 net cost for the period ended December 31, 2003:
        Discount rate                                    6.25%         6.25%
        Expected long-term return on plan assets         7.00%           N/A
        Rate of compensation increase                    3.50%         3.50%

The Company and its consolidated subsidiaries (including WilTel) have defined contribution pension plans covering certain employees. Contributions and costs are a percent of each covered employee's salary. Amounts charged to expense related to such plans were $2,200,000, $1,600,000 and $1,800,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

17. Commitments:
    -----------

The Company and its subsidiaries rent office space and office equipment under noncancellable operating leases with terms varying from one to twenty years. In addition, WilTel enters into noncancellable operating leases for rights of way along its fiber network, network centers and off-network capacity. Rental expense (net of sublease rental income) was $14,100,000 in 2003, $5,200,000 in 2002 and $4,700,000 in 2001. Future minimum annual rentals (exclusive of real estate taxes, maintenance and certain other charges) under these leases at December 31, 2003 are as follows (in thousands):

                 2004                             $     60,900
                 2005                                   56,600
                 2006                                   51,200
                 2007                                   48,600
                 2008                                   42,500
                 Thereafter                            313,200
                                                  -------------
                                                       573,000
                 Less:  sublease income                 (7,600)
                                                  -------------
                                                  $    565,400
                                                  ============

In connection with the sale of certain subsidiaries and certain non-recourse financings, the Company has made or guaranteed the accuracy of certain representations. No material loss is expected in connection with such matters.

Pursuant to an agreement that was entered into before the Company sold CDS to HomeFed in 2002, the Company agreed to provide project improvement bonds for the San Elijo Hills project. These bonds, which are primarily for the benefit of the City of San Marcos, California, are required prior to the commencement of any development at the project. CDS is responsible for paying all third party fees related to obtaining the bonds. Should the City or others draw on the bonds for any reason, CDS and one of its subsidiaries would be obligated to reimburse the Company for the amount drawn. At December 31, 2003, $31,700,000 was outstanding under these bonds, $16,700,000 of which expires in 2004 and the remainder expires in 2005.

SBC Communications Inc. ("SBC"), a major communications provider in the U.S., is WilTel's largest customer. Sales to SBC accounted for 65% of 2003 Network revenues included in the Company's consolidated statement of operations. WilTel has entered into preferred provider agreements with SBC that extend until 2019, although the agreements may be terminated prior to then by either party under certain circumstances. The agreements provide that:

     o WilTel is SBC's preferred provider for domestic voice and data long distance services and select international wholesale services, requiring that SBC seek to obtain these services from WilTel before it obtains them from any other provider; and

     o SBC is WilTel's preferred provider for select local exchange and various other services, including platform services supporting its switched voice services network, requiring that WilTel seek to obtain these services from SBC before it obtains them from any other provider.

For the services each party must seek to obtain from the other, the prices, determined separately for each product or service, generally will be equal to the lesser of the cost of the product or service plus a specified rate of return, the prices charged to other customers, the current market rate or, in some circumstances, a specific rate. If either party can secure lower prices for comparable services that the other party will not match, then that party is free to utilize the lowest cost provider. WilTel and SBC have agreed to use a fixed price for voice transport services (the substantial majority of WilTel's SBC generated revenue) through January 2005.

    -----------

SBC has the right to terminate the agreements if WilTel begins to offer certain services that are competitive with SBC's services, if WilTel materially breaches its agreements or WilTel has a change in control without SBC's consent (excluding the acquisition by the Company). WilTel has the right to terminate the agreements if SBC materially breaches its agreements or SBC has a change in control without WilTel's consent. In the event of a termination by either party due to these actions, the terminating party has the right to receive transition costs from the other party, not to exceed $200,000,000.

Either party may terminate a particular provider agreement if the action or failure to act of any regulatory authority materially frustrates or hinders the purpose of that agreement. There is no monetary remedy for such a termination.

Each of WilTel and Symphony are limited by debt agreements in the amount of dividends and other transfers of funds that are available to the Company. The banking and lending subsidiaries are limited by regulatory requirements and agreements in the amount of dividends and other transfers of funds that are available to the Company. Principally as a result of such restrictions, the net assets of these subsidiaries which are subject to limitations on transfer of funds to the Company were approximately $669,100,000 at December 31, 2003.

18. Litigation:
    ----------

The Company and its subsidiaries are parties to legal proceedings that are considered to be either ordinary, routine litigation incidental to their business or not material to the Company's consolidated financial position. The Company does not believe that any of the foregoing actions will have a material adverse effect on its consolidated financial position, consolidated results of operations or liquidity.

WilTel is a party to various legal actions and claims, and has reserved $38,400,000 for the satisfaction of all litigation. Certain of these actions relate to the rights of way licensed to WilTel in connection with the installation of its fiber-optic cable and seek damages from WilTel for failure to obtain all necessary landowner consents. Additional right of way claims may be asserted against WilTel. The Company does not believe that the ultimate resolution of all claims, legal actions and complaints will have a material adverse effect upon WilTel's results of operations, although unfavorable outcomes could significantly impact WilTel's liquidity.

19. Earnings (Loss) Per Common Share:
    --------------------------------

For each of the three years in the period ended December 31, 2003, there were no differences in the numerators for the basic and diluted per share computations for income from continuing operations. These numerators were $84,400,000, $152,300,000 and $62,300,000 for 2003, 2002 and 2001, respectively. The denominators for basic per share computations were 91,896,000, 83,501,000, and 82,964,000 for 2003, 2002 and 2001, respectively. There were no differences for the denominators for diluted per share computations except for the dilutive effect of 656,000, 524,000 and 442,000 options and warrants for 2003, 2002 and 2001, respectively. Due to the nature of their rights and their nominal liquidation value, the Series A Non-Voting Convertible Preferred shares were treated as common shares and were included in the denominator for basic and diluted per share computations for 2002.

20. Fair Value of Financial Instruments:
    -----------------------------------

The following table presents fair value information about certain financial instruments, whether or not recognized on the balance sheet. Fair values are determined as described below. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The fair value amounts presented do not purport to represent and should not be considered representative of the underlying "market" or franchise value of the Company. The methods and assumptions used to estimate the fair values of each class of the financial instruments described below are as follows:

(a) Investments: The fair values of marketable equity securities, fixed maturity securities and investments held for trading purposes (which include securities sold not owned) are substantially based on quoted market prices, as disclosed in
Note 6.

(b) Cash and cash equivalents: For cash equivalents, the carrying amount approximates fair value.

(c) Notes receivables: The fair values of variable rate notes receivable are estimated to be the carrying amount.

(d) Loan receivables of banking and lending subsidiaries: The fair value of loan receivables of the banking and lending subsidiaries is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings for the same remaining maturities.

(e) Customer banking deposits: The fair value of customer banking deposits is estimated using rates currently offered for deposits of similar remaining maturities.

(f) Long-term and other indebtedness: The fair values of non-variable rate debt are estimated using quoted market prices and estimated rates which would be available to the Company for debt with similar terms. The fair value of variable rate debt is estimated to be the carrying amount.

(g) Derivative instruments: The fair values of the interest rate swap and currency rate swap agreements are based on rates currently available for similar agreements.

    -----------------------------------

The carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2003 and 2002 are as follows (in thousands):

                                                                        2003                                  2002
                                                                        ----                                  ----
                                                             Carrying           Fair              Carrying          Fair
                                                              Amount            Value              Amount           Value
                                                              ------            -----              ------           -----
Financial Assets:
   Investments:
     Current                                           $      714,363     $    714,363        $   185,196      $   185,196
     Non-current                                              673,742          673,742            439,675          439,675
   Cash and cash equivalents                                  214,390          214,390            418,600          418,600
   Notes receivable:
     Current                                                    2,283            2,283             13,808           13,808
     Non-current                                               16,142           16,142             16,432           16,432
   Loan receivables of banking and lending
    subsidiaries, net of allowance:
     Current                                                   19,803           21,086             79,065           80,388
     Non-current                                              161,413          174,376            262,691          267,250

Financial Liabilities:
   Customer banking deposits:
     Current                                                  103,331          104,904            283,613          289,752
     Non-current                                               42,201           44,004            109,291          109,815
   Debt:
     Current                                                   23,956           23,988              3,647            3,723
     Non-current                                            1,154,878        1,158,701            229,426          235,189
   Securities sold not owned                                   48,816           48,816             26,379           26,379

Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust
   holding solely subordinated debt securities
   of the Company                                                 -                -               98,200           98,200

Derivative Instruments:
   Interest rate swaps                                         (3,079)          (3,079)            (7,386)          (7,386)
   Foreign currency swaps                                      (4,943)          (4,943)            (1,679)          (1,679)


21. Concentration of Credit Risk:
    ----------------------------

As of December 31, 2003, accounts receivable due from SBC, WilTel's largest customer, represented approximately 30.2% of the Company's trade receivables. For the period from date of acquisition of WilTel through December 31, 2003, telecommunications revenues relating to SBC represented approximately 25.5% of the Company's total revenues.

22. Segment Information:
    -------------------

The Company's reportable segments consist of its operating units, which offer different products and services and are managed separately. The Company's telecommunications business is conducted by WilTel and contains two segments, Network and Vyvx. Network owns or leases and operates a nationwide fiber optic network over which it provides a variety of telecommunications services. Vyvx transmits audio and video programming over the network and distributes advertising media in physical and electronic form. The Company's other segments include healthcare services, banking and lending, manufacturing and domestic real estate. Healthcare services primarily include the provision of physical, occupational, speech and respiratory therapy services. Banking and lending operations historically made collateralized personal automobile instalment loans to individuals who have difficulty obtaining credit, at interest rates above those charged to individuals with good credit histories. Such loans were primarily funded by deposits insured by the FDIC. The banking and lending segment has ceased originating any new loans and is liquidating its business in an orderly manner. Manufacturing operations manufacture and market lightweight plastic netting used for a variety of purposes. The Company's domestic real estate operations consist of a variety of commercial properties, residential land development projects and other unimproved land, all in various stages of development and all available for sale. Other operations primarily consist of winery operations and development of a copper mine.

Associated companies include equity interests in entities that the Company does not control and that are accounted for on the equity method of accounting. Prior to the acquisition of the outstanding common stock of WilTel that it didn't already own in November 2003, the Company accounted for its 47.4% interest in WilTel as an associated company. Other investments in associated companies include Olympus, Berkadia, JPOF II and EagleRock. Both JPOF II and EagleRock are entities engaged in investing and/or securities transactions activities.

Corporate assets primarily consist of investments and cash and cash equivalents and corporate revenues primarily consist of investment income and securities gains and losses. Corporate assets, revenues, overhead expenses and interest expense are not allocated to the operating units. The Company has a manufacturing facility located in Belgium and an interest, through MK Gold, in a copper deposit in Spain. WilTel owns or has the right to use certain cable systems which connect its U.S. domestic network to foreign countries, and has the right to use wavelengths in Europe which it is currently not using. In addition to its investment in Bermuda-based Olympus, the Company owns 36% of the electric utility in Barbados. The Company does not have any other material foreign operations or investments.

Except for the telecommunications segments of WilTel, the primary measure of segment operating results and profitability used by the Company is income (loss) from continuing operations before income taxes, minority expense of trust preferred securities and equity in income (losses) of associated companies. For WilTel's segments, segment profit from operations is the primary performance measure of segment operating results and profitability. WilTel defines segment profit from operations as income before income taxes, interest expense, investment income, depreciation and amortization expense and other non-operating income and expense.

    -------------------

The following information reconciles segment profit from operations of the Network and Vyvx segments to the most comparable GAAP measure which is used for all other reportable segments, for the period from November 6, 2003 through December 31, 2003 (in millions):

                                                             Network     Vyvx
                                                             -------     ----
Segment profit from operations (1)                         $   13.3    $   4.1
Depreciation and amortization expense                         (37.2)      (2.0)
Interest expense, net of investment income (2)                 (4.0)       (.1)
Other non-operating income (expense), net (2)                   1.8         .5
                                                           ---------   --------
Income (loss) from continuing operations before income
   taxes, minority expense of trust preferred securities
   and equity in income (losses) of associated companies   $  (26.1)   $   2.5
                                                           =========   ========

(1) See note (c) to segment information below.
(2) These items have been allocated to each segment based upon a formula that considers each segment's revenues, property and equipment and headcount.


Certain information concerning the Company's segments for 2003, 2002 and 2001 is presented in the following table. Associated Companies are only reflected in the table below under identifiable assets employed.

    -------------------


                                                              2003               2002                 2001
                                                              ----               ----                 ----
                                                                             (In millions)
Revenues (a):
   Network                                                $     218.4       $         -            $      -
   Vyvx                                                          21.2                 -                   -
   Healthcare Services                                           71.1                 -                   -
   Banking and Lending                                           62.3                95.9                122.4
   Manufacturing                                                 54.1                51.0                 57.4
   Domestic Real Estate                                          50.3                47.2                 60.7
   Other Operations                                              36.7                48.3                 39.3
   Corporate  (b)                                                42.5                (4.7)                89.8
   Intersegment elimination (c)                                  (4.3)                -                   -
                                                          ------------        ------------         ------------

        Total consolidated revenues                       $     552.3         $     237.7          $     369.6
                                                          ============        ============         ============

Income (loss) from continuing operations
  before income taxes, minority expense
  of trust preferred securities and equity
  in income (losses) of associated companies:
   Network (c)                                            $     (26.1)        $       -            $      -
   Vyvx (c)                                                       2.5                 -                   -
   Healthcare Services                                           (2.3)                -                   -
   Banking and Lending                                            8.4                 1.9                 (6.1)
   Manufacturing                                                  4.4                 3.1                  7.8
   Domestic Real Estate                                          18.1                16.3                 29.4
   Other Operations                                              (1.5)               11.7                  8.2
   Corporate (b)                                                (37.5)              (74.9)                32.8
                                                          ------------        ------------         ------------
        Total consolidated income (loss) from
          continuing operations before
          income taxes, minority expense of
          trust preferred securities and
          equity in income (losses) of associated
          companies                                       $     (34.0)        $     (41.9)        $       72.1
                                                          ============        ============         ============

Identifiable assets employed:
   Network                                                $   1,628.8            $    -          $       -
   Vyvx                                                         115.5                 -                  -
   Healthcare Services                                           54.6                 -                  -
   Banking and Lending                                          252.4               481.5                595.7
   Manufacturing                                                 50.8                51.5                 59.3
   Domestic Real Estate                                         165.0               106.8                176.4
   Other Operations                                             253.4               193.7                171.2
   Investments in Associated Companies:
     WilTel                                                       -                 340.6                 -
     Other Associated Companies                                 430.9               397.1                358.8
   Net Assets of Discontinued Operations                          -                   -                   44.0
   Corporate                                                  1,445.8               970.6              1,063.7
                                                          ------------        ------------         ------------

        Total consolidated assets                         $   4,397.2            $2,541.8           $  2,469.1
                                                          ============        ============         ============


      -------------------

(a) Revenues for each segment include amounts for services rendered and products sold, as well as segment reported amounts classified as investment and other income and net securities gains (losses) on the Company's consolidated statements of operations.

(b) For 2003, includes a provision of $6,500,000 to write down investments in certain available for sale securities and an investment in a non-public security. For 2002, includes a provision of $37,100,000 to write down investments in certain available for sale securities and an equity investment in a non-public fund. The write down of the available for sale securities resulted from a decline in market value determined to be other than temporary.

(c) Eliminates intersegment revenues billed from Network to Vyvx. However, the intersegment revenues are included in the calculation to determine the income (loss) from continuing operations for each of Network and Vyvx.

      23. Selected Quarterly Financial Data (Unaudited):
          ---------------------------------------------

                                                                    First           Second              Third              Fourth
                                                                   Quarter          Quarter            Quarter             Quarter
                                                                   -------          -------            -------             -------
                                                                             (In thousands, except per share amounts)
2003:
Revenues                                                        $    55,891       $    66,265        $    75,103        $   355,087
                                                                ============      ============       ============       ============
Income (loss) from continuing operations                        $   (13,825)      $    11,404        $    54,597        $    32,235
                                                                ============      ============       ============       ============
Income (loss) from discontinued operations, net of taxes        $        39      $      4,013        $     1,493        $      (400)
                                                                ============      ============       ============       ============
Gain on disposal of discontinued operations, net of taxes       $      -          $        -         $       -          $     7,498
                                                                ============      ============       ============       ============
        Net income (loss)                                       $   (13,786)      $    15,417        $    56,090        $    39,333
                                                                ============      ============       ============       ============


Basic earnings (loss) per common share:
   Income (loss) from continuing operations                     $      (.15)      $       .13        $       .61        $       .33
   Income (loss) from discontinued operations                            -                .04                .02               (.01)
   Gain on disposal of discontinued operations                           -                 -                -                   .08
                                                                ------------      ------------       ------------       ------------
        Net income (loss)                                       $      (.15)      $       .17        $       .63        $       .40
                                                                ============      ============       ============       ============
   Number of shares used in calculation                              89,427            89,445             89,463             97,419
                                                                ============      ============       ============       ============

Diluted earnings (loss) per common share:
   Income (loss) from continuing operations                     $      (.15)      $       .13        $       .60        $       .33
   Income (loss) from discontinued operations                            -                .04                .02               (.01)
   Gain on disposal of discontinued operations                           -                 -                -                   .08
                                                                ------------      ------------       ------------       ------------
        Net income (loss)                                       $      (.15)      $       .17        $       .62        $       .40
                                                                ============      ============       ============       ============
   Number of shares used in calculation                              89,427            90,104             90,107             98,179
                                                                ============      ============       ============       ============

2002:
Revenues                                                        $    56,512       $    69,288        $    51,414        $    60,470
                                                                ============      ============       ============       ============
Income (loss) from continuing operations                        $    11,224       $    19,352        $    (2,452)       $   124,177
                                                                ============      ============       ============       ============
Income (loss) from discontinued operations, net of taxes        $     1,519       $     3,217        $       (32)       $       106
                                                                ============      ============       ============       ============
Gain on disposal of discontinued operations, net of taxes       $        -        $     4,512        $      -           $       -
                                                                ============      ============       ============       ============
        Net income (loss)                                       $    12,743       $    27,081        $    (2,484)       $   124,283
                                                                ============      ============       ============       ============

Basic earnings (loss) per common share:
   Income (loss) from continuing operations                     $       .13       $       .24        $      (.03)       $      1.47
   Income from discontinued operations                                  .02               .04               -                   -
   Gain on disposal of discontinued operations                           -                .05               -                   -
                                                                -----------       -----------        -----------        -----------
        Net income (loss)                                        $      .15       $       .33        $      (.03)       $      1.47
                                                                ============      ============       ============       ============
   Number of shares used in calculation                              82,979            83,004             83,019             84,631
                                                                ============      ============       ============       ============

Diluted earnings (loss) per common share:
   Income (loss) from continuing operations                      $      .13       $       .23        $      (.03)       $      1.46
   Income from discontinued operations                                  .02               .04               -                   -
   Gain on disposal of discontinued operations                           -                .05               -                   -
                                                                ------------      ------------       ------------       ------------
        Net income (loss)                                         $     .15       $       .32        $      (.03)       $      1.46
                                                                ============      ============       ============       ============
   Number of shares used in calculation                              83,380            83,538             83,019             85,307
                                                                ============      ============       ============       ============


The Internal Revenue Service has completed the audit of the Company's consolidated federal income tax returns for the years 1996 through 1999, without any material tax payment required from the Company. Income taxes reflect a benefit for the favorable resolution of certain income tax contingencies for which the Company had previously established reserves of $13,900,000 for the fourth quarter of 2003 and $120,000,000 for the fourth quarter of 2002.

In 2003 and 2002, the totals of quarterly per share amounts do not equal annual per share amounts because of changes in outstanding shares during the year.

24.  Subsequent Events:
     ------------------

On December 31, 2004, the Company effected a three-for-two stock split of the Company's common shares in the form of a 50% stock dividend which was paid to shareholders of record on December 23, 2004. The financial statements (and notes thereto) give retroactive effect to the stock split for all periods presented.

In September 2004, the Company entered into an agreement to sell a commercial real estate property and classified it as a discontinued operation since it met the accounting criteria for held for sale treatment. The sale closed in the fourth quarter of 2004. During the second quarter of 2004, the Company had recorded a non-cash charge of approximately $7,100,000 to reduce the carrying amount of this property to its estimated fair value. The financial statements (and notes thereto) have been reclassified to reflect the commercial real estate property as a discontinued operation for all periods presented.

Schedule I - Condensed Financial Information of Registrant
LEUCADIA NATIONAL CORPORATION
BALANCE SHEETS
December 31, 2003 and 2002
(Dollars in thousands, except par value)


                                                                                         2003                        2002
                                                                                         ----                        ----
ASSETS
Cash and cash equivalents                                                           $      53,957               $     317,443
Investments                                                                               880,695                     344,462
Trade, notes and other receivables, net                                                    42,001                      26,507
Prepaids and other assets                                                                  10,483                       9,037
Investments in associated companies and investments in and advances
   to/from subsidiaries, net                                                            1,788,127                   1,182,269
                                                                                    -------------               -------------


             Total                                                                  $   2,775,263               $   1,879,718
                                                                                    =============               =============

LIABILITIES
Trade payables and expense accruals                                                 $      31,391               $      26,064
Other liabilities                                                                          81,107                      42,877
Debt, including current maturities                                                        512,449                     140,204
Income taxes payable                                                                       16,155                      37,848
                                                                                    -------------               -------------
        Total liabilities                                                                 641,102                     246,993
                                                                                    -------------               -------------

Commitments and contingencies

Company-obligated mandatorily redeemable preferred securities of
   subsidiary trust holding solely subordinated debt securities of the Company               -                         98,200
                                                                                    -------------               -------------

Shareholders' Equity
Series A Non-Voting Convertible Preferred Stock                                              -                         47,507
Common shares, par value $1 per share, authorized 150,000,000 shares;
   106,235,253 and 87,402,858 shares issued and outstanding, after deducting
   42,399,597 and 54,902,177 shares held in treasury                                      106,235                      87,403
Additional paid-in capital                                                                577,863                     125,126
Accumulated other comprehensive income                                                    152,251                      56,025
Retained earnings                                                                       1,297,812                   1,218,464
                                                                                    -------------               -------------
        Total shareholders' equity                                                      2,134,161                   1,534,525
                                                                                    -------------               -------------

             Total                                                                  $   2,775,263               $   1,879,718
                                                                                    =============               =============


                           See notes to this schedule.

LEUCADIA NATIONAL CORPORATION
STATEMENTS OF OPERATIONS
For the years ended December 31, 2003, 2002 and 2001
(In thousands, except per share amounts)


                                                                                       2003              2002             2001
                                                                                       ----              ----             ----
REVENUES:
   Investment and other income                                                     $    19,854     $    14,771       $    37,495
   Intercompany investment income                                                       17,872           6,996             9,934
   Net securities gains (losses)                                                           800         (31,504)              619
                                                                                   ------------    ------------      ------------

                                                                                        38,526          (9,737)           48,048
                                                                                   ------------    ------------      ------------

EXPENSES:
   Interest                                                                             24,651          11,481            12,983
   Intercompany interest expense                                                        27,667          26,474            26,363
   Salaries                                                                             11,559          11,695             7,699
   Other expenses                                                                       24,436          21,332            16,460
                                                                                   ------------    ------------      ------------
                                                                                        88,313          70,982            63,505
                                                                                   ------------    ------------      ------------
   Loss from continuing operations before income taxes, minority expense of trust preferred securities and equity in income of
     associated companies and subsidiaries                                             (49,787)        (80,719)          (15,457)
Income tax benefit                                                                      41,832         148,030            41,644
                                                                                   ------------    ------------      ------------

   Income (loss) from continuing operations before minority expense of trust preferred securities and equity in income of associated
      companies and subsidiaries                                                        (7,955)         67,311            26,187
Minority expense of trust preferred securities, net of taxes                            (2,761)         (5,521)           (5,521)
Equity in income of associated companies and subsidiaries,
   net of taxes                                                                         95,127          90,511            41,664
                                                                                   ------------    ------------      ------------
   Income from continuing operations                                                    84,411         152,301            62,330
Equity in income (loss) from discontinued operations, net of taxes                       5,145           4,810           (39,144)
Equity in gain (loss) on disposal of discontinued operations, net of taxes               7,498           4,512           (31,105)
                                                                                   ------------    ------------      ------------
    Income (loss) before cumulative effect of a change in accounting principle          97,054         161,623            (7,919)
Cumulative effect of a change in accounting principle                                      -               -                 411
                                                                                   ------------    ------------      ------------

             Net income (loss)                                                     $    97,054     $   161,623        $   (7,508)
                                                                                   ============    ============      ============

Basic earnings (loss) per common share:
   Income from continuing operations                                               $       .92     $      1.85        $      .75
   Income (loss) from discontinued operations                                              .06             .04              (.47)
   Gain (loss) on disposal of discontinued operations                                      .08             .05              (.38)
   Cumulative effect of a change in accounting principle                                    -              -                 .01
                                                                                   ------------    ------------      ------------

             Net income (loss)                                                     $      1.06     $      1.94        $     (.09)
                                                                                   ============    ============      ============

Diluted earnings (loss) per common share:
   Income from continuing operations                                               $       .91     $      1.83       $       .75
   Income (loss) from discontinued operations                                              .06             .04              (.47)
   Gain (loss) on disposal of discontinued operations                                      .08             .05              (.38)
   Cumulative effect of a change in accounting principle                                    -               -                .01
                                                                                   ------------    ------------      ------------
             Net income (loss)                                                     $      1.05     $      1.92       $      (.09)
                                                                                   ============    ============      ============

                           See notes to this schedule.

LEUCADIA NATIONAL CORPORATION
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003, 2002 and 2001
(In thousands)

                                                                                         2003            2002              2001
                                                                                         ----            ----              ----

Net cash flows from operating activities:
-----------------------------------------
Net income (loss)                                                                 $      97,054    $     161,623     $      (7,508)
Adjustments to reconcile net income (loss) to net cash used for operations:
  Cumulative effect of a change in accounting principle                                     -                -                (411)
  Other amortization (primarily related to investments)                                    (432)          (2,406)          (11,626)
  Net securities (gains) losses                                                            (800)          31,504              (619)
  Equity in (earnings) losses of associated companies and subsidiaries                 (107,770)         (99,833)           28,585
  Distributions from associated companies                                                 1,271              643               -
  Gain on sale of other assets                                                           (1,532)             -                 -
  Net change in:
   Miscellaneous receivables                                                              1,902            2,180            (1,708)
   Prepaids and other assets                                                                 84             (757)            2,185
   Trade payables and expense accruals                                                    6,405            6,627            (5,130)
   Other liabilities                                                                    (14,213)          (1,229)              879
   Income taxes payable                                                                 (18,155)        (136,850)          (47,179)
  Other                                                                                    (459)           4,860            (1,231)
                                                                                  --------------   --------------    --------------

   Net cash used for operating activities                                               (36,645)         (33,638)          (43,763)
                                                                                  --------------   --------------    --------------

Net cash flows from investing activities:
-----------------------------------------
Dividends received from subsidiaries                                                      2,500           11,782             2,310
Investment in and advances to/from subsidiaries                                        (108,045)          97,936           369,388
Proceeds from sale of other assets                                                       79,460            1,000               -
Advances on notes receivables                                                            (1,470)             -                 -
Collections on notes receivables                                                         10,000            2,000               -
Investments in associated companies                                                     (11,070)        (354,091)         (177,670)
Purchases of investments (other than short-term)                                     (1,355,282)        (882,710)         (937,188)
Proceeds from maturities of investments                                                 384,901          609,521           665,666
Proceeds from sales of investments                                                      520,774          404,053            69,436
                                                                                  --------------   --------------    --------------

   Net cash used for investing activities                                              (478,232)        (110,509)           (8,058)
                                                                                  --------------   --------------    --------------
                                                                                                     (continued)



                           See notes to this schedule.

LEUCADIA NATIONAL CORPORATION
STATEMENTS OF CASH FLOWS, continued
For the years ended December 31, 2003, 2002 and 2001
(In thousands)

                                                                                     2003               2002               2001
                                                                                     ----               ----               ----
Net cash flows from financing activities:
-----------------------------------------
Issuance of long-term debt, net of issuance costs                               $   267,865         $      -           $        -
Issuance of convertible preferred shares                                                 -               47,507                 -
Issuance of common shares                                                             1,293             102,535                517
Purchase of common shares for treasury                                                  (61)               (115)               (45)
Dividends paid                                                                      (17,706)            (13,841)           (13,829)
                                                                                ------------        ------------       ------------

   Net cash provided by (used for) financing activities                             251,391             136,086            (13,357)
                                                                                ------------        ------------       ------------

   Net decrease in cash and cash equivalents                                       (263,486)             (8,061)           (65,178)
Cash and cash equivalents at January 1,                                             317,443             325,504            390,682
                                                                                ------------        ------------       ------------

Cash and cash equivalents at December 31,                                       $    53,957         $   317,443        $   325,504
                                                                                ============        ============       ============


Supplemental disclosures of cash flow information:
-------------------------------------------------
Cash paid during the year for:
   Interest                                                                      $   21,566          $   11,420         $   12,922
   Income tax payments (refunds), net                                            $   (6,232)         $   17,072         $   10,945

Non-cash investing activities:
-----------------------------
Common stock issued for acquisition of WilTel Communications Group, Inc.         $  422,830          $      -           $      -





                           See notes to this schedule.

LEUCADIA NATIONAL CORPORATION
NOTES TO SCHEDULE



A. The notes to consolidated financial statements of Leucadia National Corporation and Subsidiaries are incorporated by reference to this schedule.

B. The statements of shareholders' equity are the same as those presented for Leucadia National Corporation and Subsidiaries.

C. Equity in the income (losses) of associated companies and subsidiaries is after reflecting income taxes recorded by the subsidiaries. The income tax benefit recorded by the parent company includes benefits for the favorable resolution of certain federal and state income tax contingencies of $24,400,000, $120,000,000 and $36,200,000 for 2003, 2002 and 2001,
     respectively.

D. Federal income taxes payable has not been allocated to the individual subsidiaries.

E. The aggregate annual mandatory redemptions of debt during the five year period ending December 31, 2008 are as follows (in thousands): 2004 - $0; 2005 - $19,100; 2006 - $21,600; 2007 - $0; and 2008 - $0.

Schedule II - Valuation and Qualifying Accounts
LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
For the years ended December 31, 2003, 2002 and 2001
(In thousands)

                                                         Additions                 Deductions
                                                   ------------------------       -----------
                                                   Charged
                                   Balance at      to Costs                                          Balance
                                   Beginning         and                             Write           at End
  Description                      of Period       Expenses     Recoveries           Offs          of Period
  -----------                      ---------       --------     ----------        ----------       ---------
  2003
  ----
  Loan receivables of
    banking and lending
    subsidiaries                 $   31,848       $   16,411    $   12,175        $   36,198        $   24,236
  Trade, notes and other
    receivables                         883            3,687           123             2,028             2,665
                                 ----------       ----------    ----------        ----------        ----------

  Total allowance for
    doubtful accounts            $   32,731       $   20,098    $   12,298        $   38,226        $   26,901
                                 ==========       ==========    ==========        ==========        ==========

  2002
  ----
  Loan receivables of
    banking and lending
    subsidiaries                 $   35,695       $   36,027    $    9,646        $   49,520        $   31,848
  Trade, notes and other
    receivables                         623              221           179               140               883
                                 ----------       ----------    ----------        ----------        ----------

  Total allowance for
    doubtful accounts            $   36,318       $   36,248    $    9,825        $   49,660        $   32,731
                                 ==========       ==========    ==========        ==========        ==========


  2001
  ----
  Loan receivables of
    banking and lending
    subsidiaries                 $   27,364       $   43,125    $    8,519        $   43,313        $   35,695
  Trade, notes and other
    receivables                         663              138            16               194               623
                                 ----------       ----------    ----------        ----------        ----------

  Total allowance for
    doubtful accounts            $   28,027       $   43,263    $    8,535        $   43,507        $   36,318
                                 ==========       ==========    ==========        ==========        ==========

